                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           Baxter International Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

Letter to Stockholders
                                     Baxter International Inc.     847.948.2000
                                     One Baxter Parkway
                                     Deerfield, Illinois 60015

  [BAXTER LOGO]

  March 24, 2000

  To our Stockholders:


  The Board of Directors joins me in inviting you to attend the 2000 Annual Meeting of Stockholders. The meeting will be held at the Drury Lane Theatre in Oakbrook Terrace, Illinois, on Tuesday, May 2, 2000. The meeting will begin at 10:00 a.m. Central time. Registration will begin at 9:00 a.m. and refreshments will be provided.

  At the meeting, in addition to covering the matters described in the attached proxy statement, I will report on Baxter's business. Having just completed my first year as Baxter's Chief Executive Officer, and now in my first year as Chairman of the company's Board of Directors, I'm excited to share with you Baxter's mission, our 1999 financial performance, and where we are headed as a company. Baxter's performance is discussed in the enclosed 1999 Annual Report to Stockholders. The Annual Report will also give you greater insight into our plans for 2000 and beyond.

  We hope you will be able to attend the meeting and look forward to seeing you there.

  Sincerely,

[SIGNATURE LOGO]
                               [SIGNATURE LOGO]
  Harry M. Jansen Kraemer, Jr.
  Chairman of the Board and Chief Executive Officer

                                                      Printed on Recycled Paper

Letter to Stockholders

Notice of Annual Meeting
                                       Baxter International Inc.
                                       One Baxter Parkway
                                       Deerfield, Illinois 60015
[LOGO OF BAXTER]

  March 24, 2000

  Notice of Annual Meeting of Stockholders

  The 2000 Annual Meeting of Stockholders of Baxter International Inc. will be held at the Drury Lane Theatre in Oakbrook Terrace, Illinois, on Tuesday, May 2, 2000 at 10:00 a.m. Central time, for the following purposes:

  1. To elect four directors to hold office for three years;

  2. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for Baxter in 2000;

  3. To adopt Baxter's 2000 Incentive Compensation Program;

  4. To act on the stockholder proposal relating to cumulative voting in the election of directors;

  5. To act on the stockholder proposal relating to the declassification of the board of directors;

  6. To act on the stockholder proposal relating to the redemption of the stock purchase rights;

  7. To act on the stockholder proposal requesting Baxter to prepare a report describing Baxter's actions to ensure that it does not do business with foreign suppliers who manufacture items for sale in the United States using child labor; and

  8. To transact any other business which is properly presented at the meeting.

  Stockholders of record at the close of business on March 3, 2000 will be entitled to vote at the meeting. A list of these stockholders will be made available at Bank One, 2122 West 22nd Street, Oak Brook, Illinois, for the 10-day period prior to the meeting.

  Even if you plan to attend the Annual Meeting in person, please read these proxy materials and cast your vote on the matters that will be presented at the meeting. Once again, our registered stockholders have the option of voting their shares through the Internet, by dialing a toll-free telephone number (from the United States or Canada) or by mailing the enclosed proxy card. Instructions for using these convenient services are described under the question "How do I vote?" on page 2 of the enclosed proxy statement.

  Finally, if you receive more than one of these mailings at the same address, or if you wish to receive future mailings electronically, please follow the instructions on page 35 of the proxy statement under the heading "Reducing Mailing Expenses."

  By order of the Board of Directors,
  Jan Stern Reed
  Corporate Secretary

--------------------------------------------------------------------------------


                                 logo of baxter
   Baxter International Inc., One Baxter Parkway, Deerfield, Illinois 60015,
                                  847.948.2000

--------------------------------------------------------------------------------

This Proxy Statement and the accompanying proxy card are being mailed, beginning on or about March 24, 2000, to owners of shares of Baxter common stock in connection with the solicitation of proxies by the Board of Directors for the 2000 Annual Meeting of Stockholders.

                               Table of Contents

Questions and Answers about Voting.........................................   2

Management Proposals:
  Election of Directors--Proposal 1 on the Proxy Card......................   4
  Ratification of Appointment of Independent Accountants--Proposal 2 on the
   Proxy Card..............................................................   4
  Ratification of the Adoption of the 2000 Incentive Compensation Program--
   Proposal 3 on the Proxy Card............................................   5

Board of Directors:
  Director Biographies.....................................................  10
  Corporate Governance.....................................................  12
  Committees of the Board..................................................  13
  Compensation of Directors................................................  14

Compensation Committee Report..............................................  15

Executive Compensation:
  Summary..................................................................  18
  Stock Option Grants......................................................  20
  Stock Option Exercises...................................................  21
  Long-Term Incentive Plan.................................................  21
  Shared Investment Plan...................................................  21
  Pension Plan, Excess Plans and Supplemental Plans........................  22

Ownership of Baxter Stock:
  Stock Ownership of Directors, Director Nominee and Officers..............  24
  Largest Stockholders.....................................................  25

Baxter's Financial Performance.............................................  26

Minority Stockholder Proposals:
  Cumulative Voting in the Election of Directors--Proposal 4 on the Proxy
   Card....................................................................  27
  Declassification of the Board of Directors--Proposal 5 on the Proxy Card.  29
  Redemption of Stock Purchase Rights--Proposal 6 on the Proxy Card........  31
  Preparation of Report on Foreign Suppliers' Child Labor Practices--
   Proposal 7 on the Proxy Card............................................  33

Other Information:
  Attending the Annual Meeting.............................................  35
  Reducing Mailing Expenses................................................  35
  Cost of Proxy Solicitation...............................................  35
  Future Stockholder Proposals and Nominations.............................  36
  Exhibit A--2000 Incentive Compensation Program
  Directions to the Annual Meeting

Questions and Answers about Voting

  Your shares can only be voted at the Annual Meeting if you vote by proxy or if you are present and vote in person. Even if you expect to attend the Annual Meeting, we encourage you to vote by proxy to assure that your shares will be represented. If you do wish to attend the Annual Meeting, please follow the instructions on page 35 under the heading "Attending the Annual Meeting."

Q:  Who is entitled to vote?
A: All common stockholders of Baxter as of the close of business on March 3, 2000 are entitled to vote. On that day, approximately 291,349,874 shares were issued and outstanding and eligible to vote. Each share is entitled to one vote on each matter presented at the Annual Meeting.

Q:  How do I vote?
A: Once again, we offer our registered stockholders three ways to vote, other than by attending the Annual Meeting and voting in person:

  .  By mail, using the enclosed proxy card and postage-paid return envelope;

  . By telephone, using the telephone number printed on your proxy card and following the instructions on the proxy card; or

  . Through the Internet, using the secure password printed on your proxy card and following the instructions on the proxy card.

Q:  What does it mean to vote by proxy?
A: It means that you give someone else the right to vote your shares in accor-dance with your instructions. In this case, we are asking you to give your proxy to our Chief Executive Officer and our General Counsel (the "Proxyholders"). In this way, you assure that your vote will be counted even if you are unable to attend the Annual Meeting. If you give your proxy but do not include specific instructions on how to vote, the Proxyholders will vote your shares for the election of the board's nominees, for the ratification of the appointment of the independent accountants, for the adoption of the 2000 Incentive Compensation Program and against each of the minority stockholder proposals.

Q:  On what am I voting?
A: There are seven items on the agenda: election of four directors, ratifica-tion of the appointment of the independent accountants and adoption of the 2000 Incentive Compensation Program, all of which are supported by manage-ment, and four minority stockholder proposals, all of which are opposed by management.

Q:  What happens if other matters are raised at the meeting?
A: Although we are not aware of any matters to be presented at the Annual Meeting other than those contained in the Notice of Annual Meeting, if other matters are properly raised at the meeting in accordance with the procedures specified in Baxter's bylaws, any proxies given will be voted by the Proxyholders in accordance with their best judgment unless you have in-dicated otherwise.

Q:  Is my vote confidential?
A: Whether voting in person, by mail, by telephone or through the Internet, you will be given the opportunity to request that your vote be treated as confidential. If you request confidential treatment, only the inspectors of election and the proxy tabulator will have access to your vote.

Questions and Answers about Voting

Q:  What if I submit a proxy and later change my mind?
A: If you have given your proxy and later wish to revoke it, you may do so by either: giving written notice to the Corporate Secretary; submitting an-other proxy bearing a later date (in any of the permitted forms); or cast-ing a ballot in person at the Annual Meeting.

Q:  Who will count the votes?
A: Baxter's transfer agent, First Chicago Trust Company, a division of EquiServe, will serve as proxy tabulator and tally the votes, and the re-sults will be certified by the inspectors of election.

Q:  How is it determined whether a matter has been approved?
A: Assuming a quorum is present, the approval of the matters specified in the Notice of Annual Meeting will be determined as follows: The four people receiving the largest number of votes cast at the Annual Meeting will be elected as directors. For each other matter, the affirmative vote of a ma-jority of the shares present or represented by proxy and entitled to vote is required for approval.

Q:  What constitutes a quorum?
A: A quorum is present if a majority of the outstanding shares of common stock entitled to vote is represented. Broker non-votes, abstentions and directions to withhold authority will be counted for purposes of determin-ing whether a quorum is present.

Q:  What are broker non-votes?
A: Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the meeting. If that happens, the nominees may vote those shares only on matters deemed "rou-tine" by the New York Stock Exchange, such as the election of directors, ratification of the appointment of independent accountants and adoption of the 2000 Incentive Compensation Program. On non-routine matters, such as the minority stockholder proposals, nominees cannot vote, resulting in a so-called "broker non-vote." Broker non-votes have no effect on the out-come of any of the matters specified in the Notice of Annual Meeting.

Q:  What effect does an abstention have?
A: Abstentions or directions to withhold authority will have no effect on the outcome of the election of directors. Abstentions will have the same ef-fect as a vote against any of the other matters specified in the Notice of Annual Meeting.

Q:  What shares are covered by the proxy card?
A: The proxy card covers all shares held by you of record (i.e., registered in your name), including those held in Baxter's Dividend Reinvestment Plan, Shared Investment Plan, executive compensation plans, Employee Stock Purchase Plan, and shares credited to your Incentive Investment Plan ac-count held in custody by the plan trustee, State Street Bank.

Q:  What if I am a beneficial holder rather than an owner of record?
A: If you hold your shares through a broker, bank, or other nominee, you will receive separate instructions from the nominee describing how to vote your shares.

Management Proposals

Election of Directors--Proposal 1 on the Proxy Card

  Baxter's certificate of incorporation divides its Board of Directors into three classes. Each year, the directors in one of the three classes are elected to serve a three-year term. At the Annual Meeting, four directors are proposed for election for a three-year term expiring in 2003. The Board has nominated the following persons for election, of whom Messrs. Boomer and Colloton and Ms. Crown are currently directors of Baxter:

                               Walter E. Boomer
                               John W. Colloton
                                  Susan Crown
                                 Brian D. Finn

  Information regarding each of the nominees follows this page. If any nominee for director becomes unavailable for election, the number of directors will be reduced. No nominations for director were received from stockholders, and no other candidates are eligible for election as directors at the Annual Meeting.

  The Proxyholders intend to vote the shares represented by proxy in favor of all of the Board's nominees, except to the extent a stockholder withholds authority to vote for the nominees.

  The Board of Directors recommends a vote FOR the election of all of the nominees for director.

Ratification of Appointment of Independent Accountants--Proposal 2 on the Proxy Card

  The Board of Directors, acting on the recommendation of the Audit Committee, has appointed PricewaterhouseCoopers LLP as independent accountants for Baxter in 2000. The Board of Directors requests that the stockholders ratify the appointment. If the stockholders do not ratify the appointment, the Board of Directors will consider the selection of another public accounting firm for 2000 and future years.

  One or more representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting. They will have an opportunity to make a statement if they so desire, and they will be available to answer questions.

  Fees for services performed by PricewaterhouseCoopers LLP during 1999 relating to the audit of the consolidated annual financial statements, including statutory audits of foreign subsidiaries, aggregated approximately $2.9 million. Fees for other audit related services in 1999 aggregated approximately $1.8 million and fees for other consulting services in 1999 aggregated approximately $7.2 million.

  The Proxyholders intend to vote the shares represented by proxy in favor of the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants, except to the extent a stockholder votes against or abstains from voting on this proposal.

  The Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for Baxter in 2000.

Management Proposals

Ratification of the Adoption of the 2000 Incentive Compensation Program-- Proposal 3 on the Proxy Card

  On February 22, 2000, the Board of Directors adopted the 2000 Incentive Compensation Program, subject to approval by Baxter's stockholders. The program is similar to the 1998 Incentive Compensation Program, which Baxter's stockholders approved at the 1998 Annual Meeting of Stockholders. The complete text of the program is included as Exhibit A to this proxy statement. The following is a summary of the material terms of the program.

General

  The purpose of the program is to increase stockholder value and to advance the interests of Baxter by providing a variety of economic incentives designed to attract, retain and motivate Baxter employees and other individuals providing services to Baxter. Incentives may consist of the following: (a) stock options; (b) restricted stock; (c) stock awards; (d) performance shares; and (e) other incentives, including cash. Incentives may be granted to any employee, director, consultant or other independent contractor of Baxter (eligible participants) as selected from time to time by the Compensation Committee. As of December 31, 1999, Baxter had approximately 45,000 employees.

  The program will be administered by the Compensation Committee of the Board of Directors. The committee must consist of two or more directors who qualify as disinterested persons under Rule 16b-3 of the Securities Exchange Act of 1934 and as outside directors under Section 162(m) of the Internal Revenue Code, as amended. Section 162(m) prevents a publicly-traded corporation from taking a tax deduction for certain compensation in excess of $1 million per year which it or any subsidiary pays to specified executives. Those specified executives or covered employees are the chief executive officer and the four next most highly compensated executive officers for whom proxy disclosure is required. Certain compensation, including compensation based on the attainment of performance goals, is excluded from the deduction limit and, therefore, is deductible even if it exceeds $1 million per year. To qualify for this performance-based exemption, the material terms pursuant to which the compensation is to be paid, including the performance goals and the maximum amount payable to the covered employees, must be approved by the stockholders before payments are made.

  The number of shares of Baxter's common stock which may be issued under the program may not exceed 10,000,000 shares. This represents approximately 3.45% of the outstanding shares of common stock on December 31, 1999. The closing market price of the common stock on December 31, 1999 was $62.8125 per share.

Stock Options

  Under the program, the committee may grant non-qualified and incentive stock options to eligible participants to purchase shares of common stock from Baxter. The program gives the committee discretion, with respect to any such stock option, to determine the number and purchase price of the shares subject to the option, the term of each option and the time or times during its term when the option becomes exercisable, subject to the following limitations. No stock option may be granted with a purchase price less than the fair market value of the shares subject to the option on the date of grant. The term of a non-qualified option may not exceed 10 years and one day from the date of grant. The term of an incentive stock option may not exceed ten years from the date of the grant, and no incentive

Management Proposals

stock option may be transferred other than by will or the laws of descent and distribution. No person may receive, in any calendar year, stock options which, in the aggregate, represent more than 500,000 shares of common stock. Payment of the option price will be made in such form and manner as the committee may approve.

Restricted Stock

  Restricted stock consists of the sale or transfer by Baxter to an employee of one or more shares of common stock which are subject to restrictions on their sale or other transfer by the participant. The price, if any, at which restricted stock will be sold or granted will be determined by the committee, and it may vary from time to time and among participants and may require no payment or be less than the fair market value of the shares at the date of sale or grant. All shares of restricted stock granted to executive officers of Baxter and its principal subsidiaries will be subject to the attainment of performance goals designed to satisfy the requirements under Section 162(m) of the code and other restrictions as the committee may determine. Subject to these restrictions and the other requirements of the program, a participant receiving restricted stock will have the rights of a stockholder (including voting and dividend rights) as to those shares only to the extent the committee designates such rights at the time of the grant. No person may receive, in any calendar year, more than 50,000 shares of restricted stock. The committee, in its sole discretion, may substitute cash for shares of common stock otherwise required to be distributed.

Stock Awards

  Stock awards consist of the transfer by Baxter to an employee of shares of common stock, without payment, as additional compensation for his or her services to Baxter or a subsidiary of Baxter. Stock awards are subject to the following limitations. No executive officers of Baxter or its principal subsidiaries may receive a stock award, and no person eligible to receive a stock award may receive a stock award representing more than 2,500 shares of common stock in any calendar year.

Performance Shares

  Performance shares consist of the grant by Baxter to an employee of a contingent right to receive payment of shares of common stock. Each performance share entitles the participant to one share of common stock, subject to the attainment of performance goals and other terms and conditions specified by the committee. The performance shares will be paid in shares of common stock (or cash, in the discretion of the committee) to the extent performance goals set forth in the grant are achieved. All performance shares granted to executive officers of Baxter and its principal subsidiaries will be subject to the attainment of performance goals designed to satisfy the requirements under Section 162(m) of the code. The number of shares granted and the performance goals will be determined by the committee. No person may receive, in any calendar year, more than 50,000 performance shares.

Other Incentives

  Other incentives may consist of a payment in cash or in kind by Baxter to an eligible participant as additional compensation for his or her services to Baxter or a subsidiary of Baxter. The form, amount and the terms and conditions of other incentives will be determined by the committee. All other incentives granted to executive officers of Baxter and its principal subsidiaries will be subject to

Management Proposals

the attainment of performance goals designed to satisfy the requirements under
Section 162(m) of the code.

Section 162(m) Performance Goals

  Under the program, all grants of restricted stock, performance shares, and other incentives granted to executive officers of Baxter and its principal subsidiaries will be subject to the attainment of performance goals in compliance with the provisions of Section 162(m) of the code. The specific performance goals applicable to such an award shall be established by the committee within the first 90 days of the applicable performance period, based on one or more of the following business criteria: stock price, market share, sales, earnings per share, return on equity, costs and cash flow.

Non-transferability of Most Incentives

  No restricted stock, performance share or other incentive granted under the program will be transferable by its holder, except in the event of the holder's death, by will or the laws of descent and distribution. Non-qualified stock options may be transferred by the holder to the limited extent authorized by the rules and procedures established by the Compensation Committee from time to time or by will or by the laws of descent and distribution.

Amendment of the Program

  The Board of Directors may amend or discontinue the program at any time. However, no amendment or discontinuance may (a) alter or impair, without the consent of the recipient, an incentive previously granted or (b) result in a change which would disqualify awards made under the program from the exemption provided by Rule 16b-3 of the Exchange Act. In addition, the Board of Directors may not amend the program without approval of Baxter's stockholders to the extent such approval is required by law, agreement or any exchange on which the common stock is traded.

Acceleration of Incentives

  In the event of a change in control of Baxter (as specified in the program), the restrictions on all outstanding shares of restricted stock will lapse immediately, all outstanding stock options will become exercisable immediately and all performance goals will be deemed to be met and payment made immediately.

Federal Income Tax Consequences

  Under existing federal income tax provisions, a participant who receives a stock option or performance shares under the program or who purchases or receives shares of restricted stock under the program will not normally realize any income, nor will Baxter normally receive any deduction for federal income tax purposes in the year such incentive is granted. A participant who receives a stock award under the program consisting of shares of common stock will realize ordinary income in the year of the award in an amount equal to the fair market value of the shares of common stock covered by the award on the date it is made, and Baxter will be entitled to a deduction equal to the amount the employee is required to treat as ordinary income. A participant who receives a cash award will realize

Management Proposals

ordinary income at the time the award is paid equal to the amount received, and the amount of the cash is expected to be deductible by Baxter.

  When a non-qualified stock option granted pursuant to the program is exercised, the employee will realize ordinary income measured by the difference between the aggregate purchase price of the shares of common stock as to which the option is exercised and the aggregate fair market value of shares of the common stock on the exercise date, and Baxter will be entitled to a deduction in the year the option is exercised equal to the amount the employee is required to treat as ordinary income.

  Options which qualify as incentive stock options are entitled to special tax treatment. Because the capital gains rate is currently lower than the highest individual rate, there are income tax advantages to receiving incentive stock options rather than non-qualified options. Incentive stock options must be exercised within ten years after the grant date or they expire. Incentive stock options are not transferable, other than by will or the laws of descent and distribution, and are exercisable, during the optionee's lifetime, only by the optionee. Under existing federal income tax law, if shares purchased pursuant to the exercise of an incentive stock option are not disposed of by the optionee within two years from the date of the option grant or within one year after the transfer of the shares to the optionee, whichever is longer, then:

  .  the optionee recognizes no income upon the exercise of the option;

  . any gain or loss will be recognized by the optionee only upon ultimate disposition of the shares and, assuming the shares constitute capital assets in the optionee's hands, will be treated as a long-term capital gain or loss;

  . the optionee's basis in the shares purchased will equal the amount of cash paid for such shares; and

  . Baxter will not be entitled to a federal income tax deduction in connection with the exercise of the option.

Baxter understands that the difference between the option price and the fair market value of the shares acquired upon exercise of an incentive stock option will be treated as an "item of tax preference" for purposes of the alternative minimum tax. In addition, incentive stock options exercised more than three months after retirement are treated as non-qualified options.

  Baxter further understands that if the optionee disposes of the shares acquired by exercise of an incentive stock option before expiration of the holding period described above, the optionee must treat as ordinary income in the year of that disposition an amount equal to the difference between the optionee's basis in the shares and the lesser of the fair market value of the shares on the date of exercise or the selling price. In addition, Baxter will be entitled to a deduction equal to the amount the employee is required to treat as ordinary income.

  If the exercise price of an option is paid by surrender of previously owned shares, the basis of the shares received in replacement of the previously owned shares is carried over. If the option is a non-qualified option, the gain recognized on exercise is added to the basis. If the option is an incentive stock option, the optionee will recognize gain if the shares surrendered were acquired through the exercise of an incentive stock option or through Baxter's employee stock purchase plan and have not been held for the applicable holding period. This gain will be added to the basis of the shares received in replacement of the previously owned shares.

Management Proposals

  A participant who receives restricted stock or performance shares will normally realize taxable income on the date the shares become transferable or no longer subject to a substantial risk of forfeiture or on the date of their earlier disposition. The amount of such taxable income will equal the amount by which the fair market value of the shares of common stock on the date such restrictions lapse (or any earlier date on which the shares are disposed of) exceeds their purchase price, if any. A participant may elect, however, to include in income in the year of purchase or grant the excess of the fair market value of the shares of common stock (without regard to any restrictions) on the date of purchase or grant over its purchase price. Baxter expects to be entitled to a deduction for compensation paid in the same year and in the same amount as income is realized by the employee.

  The Board of Directors recommends a vote FOR adoption of the 2000 Incentive Compensation Program.

Board of Directors
Director Biographies

Nominees for Election as Directors (Term Expires 2003)


                Walter E. Boomer, age 61, has been a director of Baxter since 1997. Since March 1997, General Boomer has served as president and chief executive officer of Rogers Corporation, a manufacturer of specialty materials for use in the communication, transportation, imaging and computer markets. From 1994 through 1996, he served as executive vice president of McDermott International Inc. and president of the Babcock & Wilcox Power Generation Group. In 1994, General Boomer retired as a general and assistant commandant of the United States Marine Corps after 34 years of service. General Boomer also serves as a director of Cytyc Corporation and Taylor Energy Company.
[PHOTO]


                John W. Colloton, age 69, has been a director of Baxter since 1989. From 1971 to 1993, Mr. Colloton served as the director of the University of Iowa Hospitals & Clinics, and since 1993 he has been vice president of the University of Iowa for Statewide Health Services. Mr. Colloton also serves as a director of Wellmark Inc. (Iowa-South Dakota Blue Cross & Blue Shield), Iowa State Bank & Trust Company, Radiologix Inc., and the University of Pennsylvania Medical Center.

[PHOTO]


                Susan Crown, age 41, has been a director of Baxter since 1993. Since 1984, Ms. Crown has been a vice president of Henry Crown and Company, a company which owns and operates diversified manufacturing operations, real estate and securities. Ms. Crown also serves as a director of Illinois Tool Works, Inc. and The Northern Trust Corporation.


[PHOTO]


                Brian D. Finn, age 39, director nominee, has been nominated by the Baxter Board of Directors. Since 1997, Mr. Finn has been a partner in Clayton, Dubilier & Rice, Inc., a private equity firm. Prior to that, he was managing Director and co-head of mergers and acquisitions for Credit Suisse First Boston. Mr. Finn also serves as a director of U.S. Office Products Company, Telemundo Holdings, Inc. and Dynatech Corporation.
                                    [PHOTO]

Board of Directors

Directors Continuing in Office (Term Expires 2001)


                Pei-yuan Chia, age 61, has served as a director of Baxter since 1996. Mr. Chia was vice chairman of Citicorp and Citibank, N.A., its principal subsidiary, from 1994 to 1996 when he retired. From 1993 to 1996, he served as a director of Citicorp and Citibank, N.A., and assumed responsibility for their global consumer business in 1992. Between 1974 and 1992, Mr. Chia held various senior management positions in Citicorp and Citibank, N.A. and was Citibank, N.A.'s senior customer contact for corporate banking activities in Asia. Mr. Chia also serves as a director of American International Group, Inc. and CNH Global Inc.
[PHOTO]



                Mary Johnston Evans, age 70, has served as a director of Baxter since 1986. Mrs. Evans is a director of Household International, Inc., Sunoco, Inc., Delta Air Lines, Inc. and The Dun & Bradstreet Corporation.
[PHOTO]


                Frank R. Frame, age 70, has served as a director of Baxter since 1992. Between 1976 and 1990, Mr. Frame held various senior management positions in The Hongkong and Shanghai Banking Corporation Limited, a financial institution from which he retired in 1990, including group legal adviser, executive director, and deputy chairman. From 1991 to 1998 he was an adviser to the board of directors of HSBC Holdings plc, a financial institution. Mr. Frame is currently chairman of the board of Wallem Group Limited, deputy chairman of Time Products plc, and a director of Edinburgh Dragon Trust plc.
[PHOTO]



                Arnold J. Levine, Ph.D., age 60, has served as a director of Baxter since 1994. In December 1998, Dr. Levine became the president of Rockefeller University. He was a professor of biology and the chairman of the molecular biology department at Princeton University from 1984 to 1998. Since 1982, Dr. Levine has been the chairman of Baxter's scientific advisory board. Dr. Levine serves as a director of Perkin Elmer Corporation.
[PHOTO]


                Monroe E. Trout, M.D., age 68, has served as a director of Baxter since 1995. Dr. Trout was chairman of the board, president and chief executive officer of American Healthcare Systems, a network of integrated health care systems, from 1987 until he retired in 1994. He was elected president and chief executive officer of American Healthcare Systems in 1986. Dr. Trout also serves as chairman of the board of Cytyc Corporation and as a director of Science Applications International Corporation and West Pharmaceutical Services, Inc.
[PHOTO]

Board of Directors

Directors Continuing in Office (Term Expires 2002)


                Martha R. Ingram, age 64, has been a director of Baxter since 1987. Since 1995, Ms. Ingram has been the chairman of the board of Ingram Industries Inc., an inland waterway transportation company, a distributor of trade books and an automobile insurance company. She was first elected a director of Ingram Industries Inc. in 1981 and served as its chief executive officer from 1996 to 1999. Ms. Ingram also serves as a director of Ingram Micro, AM South Bank and Weyerhaeuser Company.

[PHOTO]


                Harry M. Jansen Kraemer, Jr., age 45, has been a director of Baxter since 1995 and chairman of the board since January 1, 2000. Mr. Kraemer has been president of Baxter since 1997 and chief executive officer since January 1, 1999. From 1993 to 1997, he served as senior vice president and chief financial officer of Baxter. Mr. Kraemer also serves as a director of Comdisco Inc. and Science Applications International Corporation.

[PHOTO]

                Thomas T. Stallkamp, age 53, was elected as a director of Baxter in February 2000. Mr. Stallkamp is vice chairman and chief executive officer of MSX International, Inc. MSX International is a global provider of technology-driven engineering, business and specialized staffing services. From 1980 through 1999, Mr. Stallkamp held various positions with DaimlerChrysler Corporation and its predecessor Chrysler Corporation, the most recent of which were vice chairman and president. Mr. Stallkamp also serves as a director of Kmart Corporation.

[PHOTO]


                Fred L. Turner, age 67, has been a director of Baxter since 1982. Mr. Turner is senior chairman of the board of directors of McDonald's Corporation, a restaurant licensor. Mr. Turner previously was chairman of the board and chief executive officer of McDonald's Corporation. He joined McDonald's in 1956. Mr. Turner also serves as a director of Aon Corporation and W. W. Grainger, Inc.

[PHOTO]
Corporate Governance

  The Board of Directors recognizes the importance of good corporate governance as a means of addressing the needs of Baxter's stockholders, employees, customers and community. Baxter first adopted formal corporate governance principles in 1995. In 1998, the Board of Directors adopted new

Board of Directors

Corporate Governance Guidelines which serve as flexible principles addressing the role of the Board of Directors in the areas of executive compensation, fiduciary oversight, strategic and succession planning, social responsibility and board elections. The Corporate Governance Guidelines also set standards relating to the composition and operation of the Board of Directors and its committees, including standards relating to the selection, qualification and evaluation of directors. The Corporate Governance Guidelines are available upon request from Baxter's Corporate Secretary.

  Pursuant to the Delaware General Corporation Law, under which Baxter is organized, the business, property and affairs of Baxter are managed under the direction of the Board of Directors. Members of the Board are kept informed of Baxter's business through discussions with the Chairman and officers, by reviewing materials prepared for them by management and by participating in meetings of the Board and its committees. During 1999, the Board held six meetings and the committees held a total of 19 meetings. The aggregate attendance of all current directors at the total number of Board and committee meetings was over 95 percent.

Committees of the Board

  The Board of Directors has six committees. Each committee consists solely of directors who are not Baxter employees, except the Executive Committee as noted below. Baxter's bylaws contain a complete description of the duties of each committee.

  The Executive Committee consists of three directors, a majority of whom are not Baxter employees. The committee may exercise most of the powers of the Board, except those reserved to the Board by Baxter's bylaws or Delaware law. The Executive Committee did not meet in 1999. The current members of the Executive Committee are Harry M. Jansen Kraemer, Jr. (chairman), Susan Crown and Fred L. Turner.

  The Audit Committee consists of five directors. The committee assists the Board in fulfilling its responsibility for Baxter's accounting and financial reporting practices and provides a channel of communication between the Board and Baxter's independent accountants. The committee also reviews with the independent accountants the scope of the accountants' annual and interim examinations and examines the effectiveness of Baxter's accounting and internal control functions through discussions with the independent accountants and appropriate officers of Baxter. The Audit Committee met four times in 1999. The current members of the Audit Committee are Monroe E. Trout, M.D. (chairman), John W. Colloton, Frank R. Frame, Georges C. St. Laurent, Jr. and Fred L. Turner.

  The Compensation Committee consists of four directors. The committee determines compensation for officers and makes recommendations to the Board concerning compensation for the Chairman and Chief Executive Officer. It also exercises the authority of the Board relating to Baxter's employee benefit plans. The Compensation Committee met five times in 1999. The current members of the Compensation Committee are Georges C. St. Laurent, Jr. (chairman), Mary Johnston Evans, Frank R. Frame and Martha R. Ingram.

  The Finance Committee consists of four directors. Within limits established in Baxter's bylaws, the committee exercises the authority of the Board in connection with financial transactions and assists and advises the Board regarding Baxter's financial affairs. The Finance Committee met four times in 1999. The current members of the Finance Committee are John W. Colloton (chairman), Pei-yuan Chia, Susan Crown and Arnold J. Levine, Ph.D.

Board of Directors

  The Planning and Organization Committee consists of five directors. The committee assists and advises the Board in connection with Board membership, Board committee structure and membership, general organization and planning matters and corporate governance issues. The committee also considers director candidates. Pursuant to principles set forth in the Corporate Governance Guidelines, the committee seeks candidates with high integrity, good judgment and breadth of experience, among other criteria. The Planning and Organization Committee met three times in 1999. The current members of the Planning and Organization Committee are Mary Johnston Evans (chairman), Walter E. Boomer, Susan Crown, Monroe E. Trout, M.D. and Fred L. Turner.

  The Public Policy Committee consists of four directors. The committee reviews the policies and practices of Baxter to ensure that they are consistent with its social responsibility to employees, customers and society. The Public Policy Committee met three times in 1999. The current members of the Public Policy Committee are Martha R. Ingram (chairman), Walter E. Boomer, Pei-yuan Chia and Arnold J. Levine, Ph.D.

Compensation of Directors

  Under the restricted stock plan for non-employee directors (the "Director Stock Plan"), each non-employee director receives a grant of 1,000 restricted shares of Baxter common stock as a retainer upon election or re-election to a three-year term. These restricted shares vest on a monthly basis and are given to each director at the end of the director's term of office. In addition, each non-employee director receives 3,000 restricted shares of Baxter common stock as compensation upon election or re-election to a three-year term. These restricted shares vest in 1,000-share installments on the dates of the three annual meetings of stockholders following the date of election.

  Each non-employee director receives a $1,000 fee for each Board and each committee meeting attended. Members of committees receive an annual retainer of $3,000, and chairmen of committees receive an additional annual retainer of $4,000, except that members of the Executive Committee do not receive a retainer for their Executive Committee membership. Employee directors are not compensated separately for their Board or committee activities.

  Each non-employee director who retires at age 65 or after, with at least five years of Board service, receives upon retirement 1,000 restricted shares of Baxter common stock for each of his or her full years of service as a non-employee director, pursuant to the Director Stock Plan. These restricted shares vest six months after the grant date. Each non-employee director is eligible for medical benefits and life insurance benefits. Medical benefit payments in 1999 totaled $1,010 for all non-employee directors. No non-employee director life insurance benefits were paid in 1999.

  Restricted stock awarded under the Director Stock Plan vests as described above, unless specified corporate control changes occur, at which point all restrictions on the shares terminate. Until vested, the restricted stock may not be transferred or sold by the director. During the restriction period, the director has all of the other rights of a stockholder, including the right to receive dividends and vote the shares.

  In addition to the non-employee director compensation and benefits described above, Arnold J. Levine, Ph.D., receives an annual consulting fee for his services as chairman of Baxter's scientific advisory board. The members of Baxter's scientific advisory board also receive, from time to time, stock options which give them the opportunity to purchase Baxter common stock for a limited period of time at the closing price of the common stock on the date of grant.

Compensation Committee Report
  The Compensation Committee of the Board of Directors (the "Committee"), comprised of four non-employee directors, establishes and monitors the total compensation program for the senior executives of Baxter and its subsidiaries.

Compensation Philosophy for Executive Officers

  The Committee's philosophy is to provide compensation opportunities which are structured to be competitive when compared to manufacturing companies of similar size, including health care and non-health care companies. This phi-losophy is intended to assist Baxter in attracting, retaining and motivating executives with superior leadership and management abilities. Consistent with this philosophy, the Committee reviews compensation data from surveys whose participants include the large companies in the Standard & Poor's Health Care Composite Index and other large non-health care companies with which Baxter and its subsidiaries compete for executive talent ("comparable companies"). Based on the survey data, the Committee determines a total compensation struc-ture for each officer, including Mr. Kraemer, who served as Baxter's chief ex-ecutive officer in 1999, consisting primarily of salary, cash bonus, re-stricted stock, and stock options. The proportions of these elements of com-pensation vary among the officers depending upon their levels of responsibili-ty.

  The senior executive officers ordinarily receive a large portion of their total compensation through performance-based incentive plans, which place a greater percentage of their compensation at risk while more closely aligning their interests with the interests of Baxter's stockholders.

  The Committee's philosophy with respect to the $1 million cap on the tax-de-ductibility of executive compensation is to maximize the benefit of tax laws for Baxter's stockholders by seeking performance-based exemptions and the re-lated stockholder approval where consistent with Baxter's compensation poli-cies and practices.

Compensation Elements

  Salaries

  The Committee establishes salaries each year at a level intended to be competitive with the 50th percentile of salaries paid to executive officers in comparable companies. In addition, officer salaries are based on the officer's individual performance and experience in the position. For this reason, actual salaries for some executive officers are below the 50th percentile due to Baxter's practice of adjusting salaries over time rather than immediately when there are promotions into executive officer positions.

  Cash Bonuses

  Bonuses are intended to provide executive officers with an opportunity to receive additional cash compensation (which, when combined with salary, is in-tended to provide total cash compensation up to the 60th percentile of total cash compensation paid to executives in comparable companies), but only if it is earned through achievement of specified performance goals. Each year, the Committee establishes a bonus range for each executive officer by utilizing the market data of comparable companies. The Committee also establishes per-formance goals and incorporates them in the officer cash bonus plan. After year-end results are reported, the Committee determines each officer's bonus based on the achievement of the specified performance goals and the officer's individual performance. Baxter achieved its net income growth and operational cash flow goals for 1999. Actual bonuses for 1999 ranged from 100 percent to 140 percent of the executive officers' bonus targets.

Compensation Committee Report

  Long-Term Incentives

  Since 1989, Baxter has maintained a Long-Term Incentive Plan (the "Incentive Plan") in which all executive officers and other selected executives partici-pate. The Incentive Plan has always been maintained under one of Baxter's stockholder-approved compensation programs. In November 1997, the Committee adopted an amended and restated version of the Incentive Plan, subject to stockholder approval. Baxter's stockholders approved the amended and restated version of the Incentive Plan at the 1998 Annual Meeting.

  The Incentive Plan incorporates a combination of performance-based re-stricted stock and stock options. The combined grant value of the restricted stock and stock options is intended to be competitive with the 67th percentile of the long-term incentive opportunities provided to the participants' coun-terparts in comparable companies. The mix of restricted stock and stock op-tions also is designed to be competitive with comparable companies. Each plan participant's total long-term incentive opportunity represents a mix of ap-proximately 35 percent performance-based restricted stock and 65 percent stock options. The restricted stock and stock options provided through the Incentive Plan are explained below.

  Restricted Stock

  Each participant in the Incentive Plan has a target number of restricted shares that can be earned annually if Baxter achieves the sales growth and op-erational cash flow goals established by the Committee and incorporated in the plan. The number of shares earned is then adjusted up or down based on Baxter's total rate of return to stockholders for the year compared to the to-tal rate of return achieved by the Standard and Poor's Medical Products and Supplies Index for 1999. Beginning in 2000, the total rate of return to Baxter's stockholders will be compared to the Standard & Poor's Health Care Composite Index for the year. The shares ordinarily vest one year after they are earned, if the participant remains employed by Baxter or one of its sub-sidiaries.

  Based on (i) Baxter's average sales growth over the two-year period ending December 31, 1999 and its operational cash flow generated over the three-year period ending December 31, 1999, and (ii) Baxter's 1999 total rate of return to stockholders compared to the 1999 total rate of return achieved by the Standard & Poor's Medical Products and Supplies Index, 250 percent of re-stricted share targets were earned under the Incentive Plan in 1999. The vesting and payout of the 1999 earned shares will occur on December 31, 2000.

  Stock Options

  Stock options are granted annually to executive officers and the other par-ticipants in the Incentive Plan. The number of stock options granted to each executive officer and other participants in the Incentive Plan is determined in combination with the participant's annual target award of restricted stock based on market compensation data, as explained above under "--Long-Term In-centives." Stock options represent an additional vehicle for aligning manage-ment's and stockholders' interests, specifically motivating executives to re-main focused on the long-term value of Baxter common stock in addition to the specified performance goals in the cash bonus plan and Incentive Plan.

1999 Shared Investment Plan

  The Company implemented the Shared Investment Plan in 1999 to further align management's interest with the interest of stockholders and to continue to tie management incentives to stockholder value. Pursuant to the Plan, 142 of Baxter's top managers (including all of the named executive officers except Mr. Loucks) exercised a one-day option to purchase a total of

Compensation Committee Report

$198,191,875 (3,115,000 shares) of Common Stock by taking out full-recourse personal loans. This is one of the strongest statements our management team has made about their personal commitment to increasing stockholder value. The transaction increased key employee's motivation to manage the Company as own-ers. To a significant degree, their financial well being will depend heavily on the performance of the Common Stock. The Shared Investment Plan is more fully described on pages 21-22.

Mr. Kraemer's 1999 Compensation

  In 1999, Mr. Kraemer participated in the same compensation plans provided to other executive officers. The Committee's general approach to setting Mr. Kraemer's compensation was to be competitive with comparable companies and to have a majority of his compensation dependent on achievement of both Baxter performance goals established by the Committee and the performance of Baxter common stock. All compensation actions relating to Mr. Kraemer were subject to the approval of the Board. The actions described in this report have been ap-proved.

  Mr. Kraemer's salary for 1999, which was $800,000, was established based on the Committee's desire to target the 50th percentile of salaries paid to Mr. Kraemer's counterparts in comparable companies.

  The Committee also determined that Mr. Kraemer earned a bonus of $1,120,000 for 1999 based on Baxter's achievement of its net income growth and opera-tional cash flow goals for 1999. Baxter's success in 1999 reflects Mr. Kraemer's continued commitment to Baxter's strategy of global expansion and technological innovation.

  Mr. Kraemer, like other participants in the Incentive Plan, earned 250 per-cent of his annual target award of restricted stock in 1999, based on Baxter's sales growth, operational cash flow and common stock performance.

Relationship of Executive Compensation to Company Performance

  The Committee believes that management should be motivated and compensated based on Baxter's financial and common stock performance. For this reason, the Committee has emphasized the goals of sales growth, net income growth, opera-tional cash flow and common stock performance when determining compensation for all executive officers, as explained above. The Committee believes that strong financial performance, as expressed by sales growth, net income growth, operational cash flow and common stock performance, were the appropriate focus for 1999. These goals are also incorporated in Baxter's 2000 incentive plans for executive officers and other executives.

                    Georges C. St. Laurent, Jr. (Chairman)
             Mary Johnston Evans  Frank R. Frame  Martha R. Ingram

Executive Compensation
Summary

  The following table shows, for the years ended December 31, 1999, 1998, and 1997, the compensation provided by Baxter and its subsidiaries to the chairman of the board and chief executive officer and the four next most highly compensated executive officers in all capacities in which they served. The five individuals identified in the Summary Compensation Table are referred to as the "named executive officers" throughout this proxy statement.

                          Summary Compensation Table

                                                                 Long-Term Compensation
                                                         ---------------------------------------
                                  Annual Compensation           Awards          Payouts
                               ------------------------- --------------------- ---------   All
                                                         Restricted                       Other
                                                           Stock    Securities   LTIP    Compen-
   Name and Principal          Salary    Bonus    Other   Award(s)  Underlying  Payouts  sation
        Position          Year ($)(1)   ($)(1)   ($)(2)    ($)(3)   Options(4)  ($)(5)   ($)(6)
------------------------------------------------------------------------------------------------
Harry M. Jansen Kraemer,
 Jr.                      1999 800,000 1,120,000 178,416    -0-      357,400     847,969 39,288
Chairman of the Board
 and                      1998 560,770   743,000  60,246    -0-       85,000         -0- 35,078
Chief Executive
 Officer(7)               1997 476,808   600,000  50,094    -0-       42,400   1,184,323 24,097
------------------------------------------------------------------------------------------------
Vernon R. Loucks Jr.      1999 750,000   825,000 294,770    -0-       82,080   1,432,125 52,134
Former Chairman of the
 Board                    1998 900,000 1,460,600 264,403    -0-      950,000         -0- 60,243
and Chief Executive
 Officer(7)               1997 819,000   950,000 404,554    -0-      107,000   6,196,398 52,788
------------------------------------------------------------------------------------------------
Jack L. McGinley          1999 420,769   504,000   3,435    -0-      154,900     329,766 22,857
Group Vice President      1998 360,000   466,750     690    -0-       36,000         -0- 19,538
Baxter Healthcare
 Corporation              1997 345,000   275,000     374    -0-       25,000     565,959 17,397
------------------------------------------------------------------------------------------------
Michael A. Mussallem      1999 410,000   341,000  10,049    -0-      118,900     329,766 20,388
Group Vice President      1998 360,000   401,750   9,770    -0-       36,000         -0- 17,284
Baxter Healthcare
 Corporation              1997 345,000   245,000  10,671    -0-       25,000     566,514 17,500
------------------------------------------------------------------------------------------------
Carlos del Salto          1999 350,000   350,000   2,453    -0-      111,200     282,656 16,637
Senior Vice President     1998 307,000   309,750     -0-    -0-       25,000         -0- 15,467
Baxter World Trade
 Corporation              1997 295,000   190,000     -0-    -0-       20,000     331,980 14,747
------------------------------------------------------------------------------------------------

(1) Amounts shown include cash compensation earned by the named executive officers during the year covered, including amounts deferred at the election of those officers. Bonuses are paid in the year following the year during which they are earned. Bonus amounts for 1998 include amounts earned pursuant to the 1998 Supplemental Incentive Plan, a one-time incentive for all Incentive Plan participants granted because they were not eligible to earn restricted stock for 1997, as follows: Mr. Kraemer-- $243,000; Mr. Loucks--$615,000; Mr. McGinley--$141,750; Mr. Mussallem--
    $141,750; and Mr. del Salto--$121,500.
(2) As permitted by the rules of the Securities and Exchange Commission (the "SEC"), this column excludes perquisites and other personal benefits for the named executive officer if the total incremental cost in a given year did not exceed the lesser of $50,000 or 10 percent of the combined salary and bonus for that year. Accordingly, for Messrs. Kraemer (in 1998 and 1997), McGinley, Mussallem and del Salto, the amounts shown exclude such perquisites and only represent reimbursements for the payment of taxes. Of the amounts shown for Mr. Kraemer, $54,035 in 1999, and for Mr. Loucks, $94,332 in 1999, $108,535 in 1998, and $112,636 in 1997, represent the approximate incremental cost to Baxter for their personal use of company aircraft, which Baxter required for security reasons.
(3) Based on the $62.8125 closing price of Baxter common stock on December 31, 1999, the number and value of the aggregate restricted stock holdings of the named executive officers on that date are as follows: Mr. Kraemer-- 29,019 shares ($1,822,756); Mr. Loucks--87,947 shares ($5,524,171); Mr.
    McGinley--15,929 shares ($1,000,540); Mr. Mussallem--15,918 shares ($999,849); and Mr. del Salto 11,078 shares ($695,837). No new grants of restricted stock were made during 1999.
(4) The number shown represents the number of shares of Common Stock for which options were granted to the named executive officer. The 1999 options include options granted pursuant to the Company's Shared Investment Plan described on pages 21-22 and Supplemental Stock Options granted pursuant to the 1998 Supplemental Incentive Plan.

Executive Compensation

(5) Amounts shown represent the market value of earned restricted stock which vested under Baxter's Incentive Plan, on December 31, 1999, 1998 and 1997 (each a "Vesting Date"). The vested shares were earned as of the December 31 preceding each Vesting Date. Mr. Loucks' 1997 amount also includes 65,000 additional shares of restricted stock which he earned over the five-year period ended December 31, 1996 and which vested on December 31, 1997. These shares were granted to Mr. Loucks in 1992 in lieu of salary and bonus increases for the five-year period. No shares vested in 1998 for any of the named executive officers because Incentive Plan participants were not eligible to earn restricted stock for 1997.

(6) Amounts shown represent matching contributions in Baxter's Incentive Investment Plan, a qualified section 401(k) profit sharing plan, additional matching contributions in Baxter's deferred compensation plan and the dollar value of split-dollar life insurance benefits. Those three amounts, expressed in the same order as identified above, for the named executive officers are as follows: Mr. Kraemer--1999 ($4,800, $34,200 and $288), 1998 ($4,800, $30,023 and $255) and 1997 ($4,800, $19,104 and
    $193); Mr. Loucks--1999 ($4,800, $43,050, and $4,284), 1998 ($4,800,
    $50,700 and $4,743) and 1997 ($4,800, $43,770 and $4,218); Mr. McGinley--
    1999 ($4,800, $17,573 and $484), 1998 ($4,800, $14,250 and $488) and 1997
    ($4,800, $12,150 and $447); Mr. Mussallem--1999 ($4,800, $15,300, and
    $288), 1998 ($4,800, $12,210 and $274) and 1997 ($4,800, $12,450 and
    $250); and Mr. del Salto--1999 ($4,800, $11,325, $512), 1998 ($4,800,
    $10,110 and $557) and 1997 ($4,800, $9,450 and $497).

(7) Mr. Kraemer assumed the position of Chairman of the Board on January 1, 2000, upon the retirement of Mr. Loucks from that position.

Executive Compensation

Stock Option Grants

  The following table contains information relating to the stock option grants made in 1999 to the named executive officers.

                              Option Grants Table
                     Option Grants in Last Fiscal Year (1)

                                                                                    Potential Realizable Value at
                                                                                       Assumed Annual Rates of
                                                                                      Stock Price Appreciation
                                         Individual Grants                                 for Option Term
                    ----------------------------------------------------------- ----------------------------------------
                                          Percent of
                         Number of       Total Options
                        Securities        Granted to    Exercise or
                        Underlying       Employees in    Base Price  Expiration
      Name          Options Granted (#) Fiscal Year (%) ($/Sh)(2)(3)    Date     0%        5%(4)             10%(4)
---------------------------------------------------------------------------------------------------------------------------
Mr. Kraemer                 32,400             .4%        $67.6875    2/13/2009 $0.00 $     3,572,288    $     5,688,272
                           240,000            3.0%        $63.6250     5/3/1999  --         --                 --
                            85,000            1.0%        $65.7500   11/13/2009 $0.00 $     9,103,485    $    14,495,778
---------------------------------------------------------------------------------------------------------------------------
Mr. Loucks                  82,080            1.0%        $67.6875    2/13/2009 $0.00 $     9,049,796    $    14,410,288
---------------------------------------------------------------------------------------------------------------------------
Mr. McGinley                18,900             .2%        $67.6875    2/13/2009 $0.00 $     2,083,835    $     3,318,159
                           100,000            1.2%        $63.6250     5/3/1999  --         --                 --
                            36,000             .4%        $65.7500   11/13/2009 $0.00 $     3,855,594    $     6,139,388
---------------------------------------------------------------------------------------------------------------------------
Mr. Mussallem               18,900             .2%        $67.6875    2/13/2009 $0.00 $     2,083,835    $     3,318,159
                           100,000            1.2%        $63.6250     5/3/1999  --         --                 --
---------------------------------------------------------------------------------------------------------------------------
Mr. del Salto               16,200             .2%        $67.6875    2/13/2009 $0.00 $     1,786,144    $     2,844,136
                            70,000             .9%        $63.6250     5/3/1999  --         --                 --
                            25,000             .3%        $65.7500   11/13/2009 $0.00 $     2,677,496    $     4,263,464
---------------------------------------------------------------------------------------------------------------------------
All Stockholders               N/A            N/A              N/A          N/A $0.00 $31,080,316,210(5) $49,490,209,190(5)
---------------------------------------------------------------------------------------------------------------------------
All Optionees            8,128,000            100%         various      various $0.00 $   870,507,351(6) $ 1,386,137,471(6)
---------------------------------------------------------------------------------------------------------------------------
Optionee Gain as %
 of All
 Stockholders' Gain            N/A            N/A              N/A          N/A   N/A             2.8%               2.8%
---------------------------------------------------------------------------------------------------------------------------


(1) In 1999, Baxter granted options on approximately 8.1 million shares of its common stock to approximately 3,655 employees at various exercise prices at different times during the year.

(2) The exercise prices shown for the named executive officers are the closing prices of Baxter common stock on the dates of the grants, which are $67.6875 on February 15, 1999 (the "February Grant"), $63.6250 on May 3, 1999 (the "SIP Grant"), and $65.7500 on November 15, 1999 (the "November Grant").

(3) The February Grant and the November Grant options become exercisable three years from the date of the respective grant. The exercise price of the options may be paid in cash or in shares of Baxter common stock. If specified corporate control changes occur, all outstanding options will become exercisable immediately. The February Grant options were granted pursuant to the 1998 Supplemental Incentive Plan. The SIP Grant options were granted on May 3, 1999 pursuant to Baxter's Shared Investment Plan. Under the Shared Investment Plan, the named executive officers (except Mr. Loucks) exercised a one-day stock option to purchase a significant amount of Baxter common stock. The stock option exercises were financed through full-recourse, personal loans made by commercial banks. The Shared Investment Plan is more fully described on pages 21-22.

(4) Potential realizable values are calculated net of the option exercise price but before taxes associated with exercise. The assumed rates of stock price appreciation are set by rules of the SEC governing proxy statement disclosure and are not intended to forecast the future appreciation of Baxter common stock.

(5) The potential realizable values for all stockholders were calculated on the 290,199,514 shares of Baxter common stock outstanding on December 31, 1999. The potential realizable values were calculated assuming the stockholders purchased Baxter common stock at $65.75, the closing price on November 15, 1999.

Executive Compensation

(6) The potential realizable values for all optionees were calculated based on the approximately 8.1 million options that were granted to employees of Baxter at various exercise prices at different times during the year. The potential realizable values were calculated assuming that all of the options were granted at the $65.75 exercise price.

Stock Option Exercises

  The following table contains information relating to the exercise of stock options by the named executive officers in 1999, as well as the number and value of their unexercised options as of December 31, 1999.

                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

                                                  Number of Securities      Value of Unexercised
                                                 Underlying Unexercised         In-the-Money
                                                       Options at                Options at
                                                 Fiscal Year-End (#)(2)    Fiscal Year End ($)(3)
                Shares Acquired      Value      ------------------------- -------------------------
    Name       on Exercise(#)(1) Realized($)(1) Exercisable Unexercisable Exercisable Unexercisable
---------------------------------------------------------------------------------------------------
Mr. Kraemer         244,497          209,470      190,068      244,800     3,884,649      813,900
Mr. Loucks          394,348        9,262,312      575,000      739,080     6,269,438    2,341,063
Mr. McGinley        100,000              -0-      163,922      115,900     3,647,487      455,188
Mr. Mussallem       111,018          575,601      143,449       79,900     2,929,443      455,188
Mr. del Salto        70,000              -0-       76,000       86,200     1,252,550      357,500
---------------------------------------------------------------------------------------------------

(1) The number of shares shown in these columns include the SIP Grant options. See footnote (3) to the Option Grants Table on page 20. Because those options were granted and exercised at the closing price of Baxter common stock on May 3, 1999, there was no value realized upon the exercise of those options.

(2) The sum of the numbers under the Exercisable and Unexercisable columns of this table represents each named executive officer's total number of outstanding options.

(3) The dollar amounts shown under the Exercisable and Unexercisable columns of this table represent the number of exercisable and unexercisable options, respectively, which had an exercise price below the closing price of Baxter common stock on December 31, 1999, which was $62.8125, multiplied by the difference between such closing price and the exercise price of the options.

Long-Term Incentive Plan

  A description of Baxter's Long-Term Incentive Plan is contained in the Compensation Committee Report under the heading "Compensation Elements--Long-Term Incentives" and "--Restricted Stock" on page 16. No long-term plan table is included in this proxy statement because no long-term incentive plan awards were granted to any of the named executive officers during 1999.

Shared Investment Plan

  Pursuant to the Shared Investment Plan, Baxter received $198,191,875 in cash from 142 members of the company's senior management team who collectively purchased 3,115,000 shares of common stock. This plan is intended to directly align management and stockholder interests. Under the terms of the voluntary plan, the participants used personal full-recourse loans to exercise options to purchase common stock on May 3, 1999, at the closing price on that day of $63.625 per share. The loans, borrowed from several commercial banks, are the personal obligations of the participants. Baxter has agreed to guarantee repayment to the banks in the event of a default by a participant.

Executive Compensation

  Under the terms of the plan, there are several restrictions on the sale of the purchased shares. Each participant is permitted to sell all or any portion of the purchased shares at any time. All proceeds from the sale of all or any portion of the purchased shares must first be applied simultaneously to the repayment of all principal, interest and any prepayment fees due on the loan. Except for death and disability, no participant is entitled to any gain on any of the purchased shares sold before the first anniversary of the purchase date. Such gain must be paid to Baxter simultaneously with the sale. If there is any loss on any of the purchased shares sold before the first anniversary of the purchase date, the participant is responsible for 100% of the loss.

  The plan incorporates a risk-sharing provision for participants who remain employed by the company or one of its subsidiaries at least until the first anniversary of the purchase date. For those participants, Baxter will share the loss, if any, which the participant incurs upon the sale of the purchased shares in connection with repayment of the loan. The risk-sharing provision operates as follows. If any portion of the purchased shares is sold before the third anniversary of the purchase date, the participant is responsible for 100% of the loss, and is entitled to receive 50% of the gain, on that portion of the purchased shares. If any portion of the purchased shares is sold on or after the third anniversary of the purchase date, the participant is responsible for 50% of the loss, and is entitled to receive 100% of the gain, on that portion of the purchased shares.

  Under the terms of the plan, each participant is fully obligated to repay to the banks all principal, interest and other amounts on the loan when due and payable. The company may take all action relating to the participant and his or her assets which the Compensation Committee deems reasonable and necessary, to obtain full reimbursement for amounts the company pays to the banks pursuant to its loan guarantee, in excess of its obligation under the risk-sharing provision.

  The Compensation Committee of the Board of Directors has the right to impose additional restrictions on the timing, amount and form of the sale of the purchased shares with respect to any participant to the extent it determines that such restrictions are in the best interests of Baxter.

Pension Plan, Excess Plans and Supplemental Plans

  The table on the following page shows estimated annual retirement benefits payable to participants in Baxter's United States pension plan ("Pension Plan") whose employment terminates at normal retirement (age 65). The normal retirement benefit equals (i) 1.75 percent of a participant's Final Average Pay multiplied by the employee's number of years of Pension Plan participation, minus (ii) 1.75 percent of a participant's estimated primary social security benefit, multiplied by the employee's years of Pension Plan participation. The Final Average Pay is equal to the average of a participant's five highest consecutive calendar years of earnings out of his or her last ten calendar years of earnings. In general, the earnings covered by the Pension Plan include salary, annual cash bonuses and other regular pay. The figures shown include benefits payable under the Pension Plan, Baxter's related defined benefit excess pension plan and supplemental plans for certain individuals. The estimates assume that benefit payments begin at age 65 under a single life annuity form. The figures are net of the Social Security offset specified by the Pension Plan's benefit formula and therefore do not include Social Security benefits payable from the federal government. The estimated primary Social Security benefit used in the calculations is that payable for an individual attaining age 65 in 1999.

Executive Compensation

  Although age 65 is the normal retirement age under the Pension Plan, the Pension Plan has early retirement provisions based on a point system. Under the point system, each participant is awarded one point for each year of Pension Plan participation and one point for each year of age. Participants who terminate employment after accumulating at least 65 points, and who wait to begin receiving their Pension Plan benefits until they have 85 points, receive an unreduced Pension Plan benefit regardless of their actual age when they begin receiving their Pension Plan benefits.

                              Pension Plan Table

                               Estimated Annual Retirement Benefits
                           Years of Pension Plan Participation(1)(2)($)
                       --------------------------------------------------------
      Final Average
      Pay(1)(2)($)        15         20         25          30           35
     --------------------------------------------------------------------------
        300,000          74,300     99,000    123,800      148,500      173,500
        400,000         100,500    134,000    167,500      201,000      234,800
        500,000         126,800    169,000    211,300      253,500      296,000
        600,000         153,000    204,000    255,000      306,000      357,300
        700,000         179,300    239,000    298,800      358,500      418,500
        800,000         205,500    274,000    342,500      411,000      479,800
        900,000         231,800    309,000    386,300      463,500      541,000
      1,000,000         258,000    344,000    430,000      516,000      602,300
      1,100,000         284,300    379,000    473,800      568,500      663,500
      1,200,000         310,500    414,000    517,500      621,000      724,800
      1,300,000         336,800    449,000    561,300      673,500      786,000
      1,400,000         363,000    484,000    605,000      726,000      847,300
      1,500,000         389,300    519,000    648,800      778,500      908,500
      1,600,000         415,500    554,000    692,500      831,000      969,800
      1,700,000         441,800    589,000    736,300      883,500    1,031,000
      1,800,000         468,000    624,000    780,000      936,000    1,092,300
      1,900,000         494,300    659,000    823,800      988,500    1,153,500
      2,000,000         520,500    694,000    867,500    1,041,000    1,214,800
     --------------------------------------------------------------------------

(1) As of December 31, 1999, the named executive officers' years of Pension Plan participation and Final Average Pay for purposes of calculating annual retirement benefits payable under the Pension Plan are as follows:
    Mr. Kraemer--16 years and $855,477; Mr. Loucks--33 years and $1,651,200; Mr. McGinley--34 years and $579,962; Mr. Mussallem--19 years and $530,828; and Mr. del Salto--25 years and $460,140.

(2) Before 1995, Mr. McGinley managed operations of Baxter's subsidiaries in Canada and Japan. While he resided in those two countries, he did not accrue benefits in the Pension Plan. In 1995, in recognition of Mr. McGinley's service for Baxter outside the United States, Baxter provided Mr. McGinley with a non-qualified and unfunded pension supplement. The pension supplement will provide Mr. McGinley with the difference between
    (i) his actual accrued benefits under the Pension Plan and Baxter's Canadian Pension Plan and (ii) the benefit he would have accrued under the Pension Plan if his service in Canada and Japan were included in the Pension Plan. Also, the pension supplement provides him with five additional years of Pension Plan participation and five additional years of age. The 34 years of Pension Plan participation shown for Mr. McGinley includes the five additional years which he received through the pension supplement. The pension supplement is payable to Mr. McGinley at the same time he begins to receive his actual accrued benefit under the Pension Plan.

Ownership of Baxter Stock
Stock Ownership of Directors, Director Nominee and Officers

  On January 31, 2000, there were approximately 290,041,857 shares of Baxter common stock outstanding. The following table sets forth information as of that date, unless otherwise specified, regarding beneficial ownership of Baxter's common stock by the named executive officers, directors and director nominee, each of whom owned less than one percent of the outstanding common stock. The table also sets forth the total number of shares of Baxter common stock beneficially owned by all executive officers and directors of Baxter and the director nominee, as a group, which amounted to 1.6 percent of the outstanding common stock. Except as otherwise noted, each individual has sole investment and voting power with respect to the shares listed.

                                                 Options
                            Shares             Exercisable
                         Beneficially           Within 60  Restricted
            Name            Owned                 days       Shares        Total
---------------------------------------------------------------------------------------------
Non-employee Directors
 and Director Nominee:
  Walter E. Boomer              2,260              --         2,000            4,260
  Pei-yuan Chia                 5,380(1)           --         3,000            8,380(1)
  John W. Colloton              2,101              --         2,000            4,101
  Susan Crown                  17,000(2)           --         2,000           19,000(2)
  Mary Johnston Evans           8,134              --         3,000           11,134
  Brian D. Finn                 2,500(3)           --          --              2,500(3)
  Frank R. Frame                5,835              --         3,000            8,835
  Martha R. Ingram             36,000              --         4,000           40,000
  Arnold J. Levine,
   Ph.D.                        7,386(4)           --         3,000           10,386(4)
  Georges C. St.
   Laurent, Jr.               253,394              --         2,000          255,394
  Thomas T. Stallkamp           1,000(1)                      3,380(3)         4,380(1)(3)
  Monroe E. Trout, M.D.        10,385(5)           --         3,000           13,385(5)
  Fred L. Turner               11,561              --         4,000           15,561
Named Executive
 Officers:
  Harry M. Jansen
   Kraemer, Jr.               290,768(1)(4)(8)    190,068    29,019          509,855(1)(4)(8)
  Vernon R. Loucks Jr.        183,031(4)(6)       575,000      --            758,031(4)(6)
  Jack L. McGinley            109,110(8)          163,922    15,929          288,961(8)
  Michael A. Mussallem        126,696(1)(8)       143,449    15,918          286,063(1)(8)
  Carlos del Salto             87,581(8)           76,000    11,078          174,659(8)
All directors, nominees                         2,262,496   238,746
 and
 executive officers as      2,037,676                                      4,538,918
 a group                 (1)(3)(4)(6)                                   (1)(3)(4)(6)
 (34 persons)                  (7)(8)                                         (7)(8)
---------------------------------------------------------------------------------------------

(1) Includes shares held in joint tenancy with spouse over which the named individual shares voting or investment power as follows: Mr. Chia--5,380 shares; Mr. Kraemer--50,428 shares; Mr. Mussallem--26,696 shares; Mr. Stallkamp--1,000; and all directors, nominees and executive officers as a group--169,882 shares.

(2) Includes 4,000 shares held in a trust of which Ms. Crown is a co-trustee, 1,000 shares held by a family partnership of which Ms. Crown is a partner, and 2,000 shares held by various trusts of which her minor children are beneficiaries. Ms. Crown disclaims beneficial ownership of such shares.

(3) Mr. Finn's ownership is as of March 2000 and Mr. Stallkamp's restricted shares are as of February 2000.

(4) Includes shares not held directly by the named individual but held by or for the benefit of their spouses or minor children as follows: Dr. Levine--4,200 shares; Mr. Kraemer--170 shares; Mr. Loucks--3,750 shares; and all directors, nominees and executive officers as a group--10,322 shares.

Ownership of Baxter Stock

(5) Includes 10,385 shares held in a family trust with respect to which Dr. Trout disclaims beneficial ownership.

(6) Includes shares which the individual has a right to acquire within 60 days of January 31, 2000 pursuant to his or her participation in Baxter's Employee Stock Purchase Plan as follows: Mr. Loucks--246 shares; and all executive officers as a group--752 shares.

(7) Includes shares beneficially owned as of January 31, 2000 by executive officers in Baxter's Incentive Investment Plan, a qualified 401(k) profit sharing plan, over which such executive officers have voting and investment power.

(8) Includes shares held by individuals pursuant to the terms of the Shared Investment Plan, described on pages 21-22 as follows: Mr. Kraemer--240,000 shares; Mr. McGinley--100,000 shares; Mr. Mussallem--100,000 shares; Mr. del Salto--70,000 shares; and all executive officers as a group-- 1,171,500.

Largest Stockholders

  As of December 31, 1999, the following entity was the beneficial owner of five percent or more of Baxter's common stock:

                                                    Amount and      Percent
                                                    Nature of         of
       Name and Address of Beneficial Owner    Beneficial Ownership  Class
      ---------------------------------------------------------------------
       Wellington Management Company, LLP (1)
       75 State Street
       Boston, Massachusetts 02109                  14,972,494       5.15%
      ---------------------------------------------------------------------

(1) Based solely on information contained in the Schedule 13G filed with the SEC by Wellington Management Company, LLP on its own behalf, on February 11, 2000.

  Baxter is not aware of any other stockholder owning in excess of 5 percent of the outstanding common stock.

Baxter's Financial Performance
  The following graph compares the performance of Baxter's common stock with the Standard & Poor's 500 Composite Index, the Standard & Poor's Medical Products and Supplies Index and the Standard & Poor's Health Care Composite Index. The comparison of total return (change in year end stock price plus reinvested dividends) for each of the years assumes that $100 was invested on December 31, 1994 in each of Baxter, the Standard & Poor's 500 Index, the Standard & Poor's Medical Products and Supplies Index, and the Standard & Poor's Health Care Composite Index, with investment weighted on the basis of market capitalization. We have chosen to measure ourselves against Standard & Poor's Health Care Composite Index rather than the S&P Medical Products and Supplies Index beginning in 2000. We believe that this new index better reflects the group of companies with whom we will compete and to whom we will compare ourselves following the spin-off of our CardioVascular business, which is expected to occur on or about March 31, 2000. The 1996 Baxter dividend includes the Allegiance Corporation stock dividend distributed in connection with the spin-off of Allegiance Corporation by Baxter on September 30, 1996. Historical results are not necessarily indicative of future performance.


                                    12/94   12/95   12/96   12/97   12/98   12/99
---------------------------------------------------------------------------------
  Baxter International Inc.         $100    $153    $174    $219    $285    $284
---------------------------------------------------------------------------------
  S&P 500 Index                     $100    $138    $169    $225    $290    $351
---------------------------------------------------------------------------------
  S&P Medical Products
   and Supplies Index               $100    $169    $194    $242    $348    $323
---------------------------------------------------------------------------------
  S&P Health Care Composite Index   $100    $157    $189    $271    $390    $358

Minority Stockholder Proposals

Stockholder Proposal Relating to Cumulative Voting in the Election of Directors--Proposal 4 on the Proxy Card

  Baxter has been informed that the following stockholder proposal will be presented for a vote at the 2000 Annual Meeting. The Board of Directors recom-mends a vote AGAINST this proposal; its reasons follow the stockholder's pro-posal and supporting statement.

Stockholder Proposal

  Baxter has been advised that Martin Glotzer, Suite 301, 7061 N. Kedzie, Chi-cago, Illinois 60645, owner of 50 shares of Baxter common stock, will have the following resolution presented at the annual meeting:

  RESOLVED: That the stockholders of Baxter International Inc., assembled in annual meeting in person and by proxy, hereby request the Board of Directors to take the steps necessary to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.

Stockholder's Statement Supporting the Proposed Resolution

  Continued very strong support along the lines we suggest were shown at the last annual meeting when 31%, 4,109 owners of 70,230,594 shares, were cast in favor of this proposal. The vote against included 1,789 unmarked proxies.

  California law still requires that unless stockholders have voted not to have cumulative voting they will have it. Ohio also has the same provision.


  The National Bank Act provides for cumulative voting. In many cases compa-nies get around it by forming holding companies without cumulative voting. Banking authorities have the right to question the capability of directors to be on banking boards. In many cases authorities come in after and say the di-rector or directors were not qualified. We were delighted to see the SEC has finally taken action to prevent bad directors from being on boards of public companies. The SEC should have hearings to prevent such persons from becoming directors before they harm investors.

  Many successful corporations have cumulative voting. Example, Pennzoil de-feated Texaco in that famous case. Texaco's recent problems might have also been prevented with cumulative voting, getting directors on the board to pre-vent such things. Ingersoll-Rand, also having cumulative voting, won two awards. FORTUNE magazine ranked it second in its industry as "America's Most Admired Corporations" and the WALL STREET TRANSCRIPT noted "on almost any cri-teria used to evaluate management, Ingersoll-Rand, excels." In 1994 and 1995 they raised their dividend.

  Lockheed-Martin, as well as VWR Corporation, now have a provision that if anyone has 40% or more of the shares cumulative voting applies; it does apply at the latter company.

  In 1995 American Premier adopted cumulative voting. Allegheny Power System tried to take away cumulative voting, as well as put in a stagger system, and stockholders defeated it, showing stockholders are interested in their rights. Also, Hewlett Packard, a very successful company, has cumulative voting.

  If you agree, please mark your proxy for this resolution; otherwise it is automatically cast against it, unless you have marked to abstain.

Minority Stockholder Proposals

Board of Directors' Statement Opposing Stockholder Resolution

  The Board believes that cumulative voting for the election of directors would not serve the best interests of Baxter and its stockholders. According-ly, the Board recommends a vote AGAINST the proposed resolution for the rea-sons explained below.

  The Board firmly believes that cumulative voting would threaten to undermine effective Board functioning in at least two important respects. First, it is the Board's duty to represent the interests of all of the stockholders. To do so, each director must feel a responsibility toward all stockholders, without any special loyalty to any one group. From this perspective, cumulative voting is undesirable since directors elected by a particular group of stockholders may be primarily concerned with representing the interests of the narrow con-stituency that elected them rather than representing the interests of all stockholders. Directors should be elected based on their ability and commit-ment to represent the best interests of Baxter and its stockholders as a whole. This tenet is best served when each director is elected by a plurality of the stockholders.


  Second, cumulative voting introduces the possibility of partisanship among Board members, which could undermine the ability of the Board members to work together effectively. If narrow constituencies of stockholders were to elect "special interest" directors through cumulative voting, the resulting inabil-ity of those directors to exercise independent judgment could impair the Board's sound analysis and timely conduct of Baxter's business, to the detri-ment of Baxter and all of its stockholders. The variety and complexity of is-sues facing Baxter require that no actual or apparent "special influence" bring into question the objectivity of the Board's insight, perspective or counsel.

  The possibility of factionalism that cumulative voting presents has led to a trend against its adoption. Many companies have eliminated cumulative voting over the years and, overall, its presence has declined. The State of Califor-nia, considered among the most protective of stockholder interests, amended its state laws in 1989 to permit the repeal of cumulative voting. In support-ing the change, the Committee on Corporations of the Business Law Section of the State Bar of California argued:

  "While a healthy diversity of opinion and experience, as represented by independent directors, is desirable, factionalism is not appropriate in the board's essential executive function. The principal objective of a business enterprise should be profit and gain for its shareholders, not political accommodation of competing interests . . . Practical experience has shown that effective management of a corporation requires candor and consensus in the Boardroom, [not] rancor and contention."

  The Board believes that the present method of voting will continue to work as successfully in the future as it has in the past. Twelve of Baxter's thir-teen current Board members are independent non-employee directors, and the Board's Planning and Organization Committee, which assists and advises the Board in connection with Board membership, consists solely of non-employee di-rectors. This ensures that the Board will continue to act independently and in the best interests of all of Baxter's stockholders. The Board encourages stockholders to present director candidates to the Planning and Organization Committee. A summary of the process by which stockholders may present director candidates is included on page 36 of this proxy statement.

  For all of these reasons, the Board recommends a vote AGAINST cumulative voting in the election of directors.

Minority Stockholder Proposals

Stockholder Proposal Relating to Declassification of the Board of Directors-- Proposal 5 on the Proxy Card

  Baxter has been informed that the following stockholder proposal will be presented for a vote at the 2000 Annual Meeting. The Board of Directors recom-mends a vote AGAINST this proposal; its reasons follow the stockholder's pro-posal and supporting statement.

Stockholder Proposal

  Baxter has been notified that AFSCME (American Federation of State, County and Municipal Employees, AFL-CIO), 1625 L Street, N.W., Washington, D.C. 20036-5687, beneficial owner of 4,100 shares of Baxter common stock, will have the following resolution presented at the annual meeting:

  RESOLVED: That the shareholders of Baxter International Inc. hereby urge the Board of Directors to take the necessary steps to eliminate the classification of the Board of Directors of the Company and to require that all Directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms of Directors previously elected.

Stockholder's Statement Supporting the Proposed Resolution

  We believe the election of directors is the most powerful way that share-holders influence the strategic direction of our company. Currently Baxter's Board is divided into three classes, one with three members and two with five. Each class serves staggered three-year terms. Because of this structure share-holders may only vote on roughly one third of the Directors each year. The staggered term structure of Baxter's Board is not in the best interests of shareholders because it reduces accountability and is an unnecessary anti-takeover device.

  Shareholders should have the opportunity to vote on the performance of the entire Board of Directors each year. We feel that such annual accountability serves to keep Directors closely focused on the performance of top executives and on increasing shareholder value. Annual elections of all Directors give shareholders the power to either completely replace their Board, or replace a majority of Directors, if a situation arises which warrants such drastic ac-tion. We do not believe destaggering the Board of Baxter will be destabilizing to our company or impact the continuity of Director service. Our Directors, as well as the directors of the overwhelming majority of other public companies, are routinely elected with over 95% shareholder approval.

  We also do not find the anti-takeover aspects of classified boards valuable to shareholders because they reduce our power and influence during situations where Directors are most likely to have conflicts of interest. The staggered board structure protects Baxter's Directors from replacement in the event their performance or decisions become an issue in a takeover situation. Addi-tionally, there are indications from studies that classified boards and other anti-takeover devices have an adverse impact on shareholder value. A 1991 study by Lilli Gordon of the Gordon Group and John Pound of Harvard University found that companies with restrictive corporate governance structures, includ-ing those with classified boards, are "significantly less likely to exhibit outstanding long-term performance relative to their industry peers."

  A growing number of shareholders and corporate boards appear to agree with our concerns. Last year a majority of shareholders supported proposals asking their boards to repeal classified board structures at a total of 23 companies, including Merck, Bristol-Myers Squibb, United Healthcare and Kimberly-Clark. Shareholders also approved management proposals to repeal classified boards at eleven companies last year including overwhelming majorities at Yahoo, Flem-ing, King World Products and Sealed Air.

  For a greater voice in the governance of Baxter and annual Board of Direc-tors accountability we ask shareholders to vote YES on this proposal.

Minority Stockholder Proposals

Board of Directors' Statement Opposing Stockholder Resolution

  The Board believes that declassification of the Board of Directors would not serve the best interests of Baxter and its stockholders. Accordingly, the Board recommends a vote AGAINST the proposed resolution for reasons explained below.

  Baxter's Certificate of Incorporation provides for the Board to be divided into three classes of directors serving staggered three-year terms (classified board). This provision was moved from Baxter's Bylaws to its charter in 1987 when a total restatement of the Certificate of Incorporation was adopted by Baxter's stockholders.

  Although the provision for a classified board was written into Baxter's Re-stated Certificate of Incorporation just 13 years ago, Baxter has achieved its current size and success under the guidance of a classified board for over 40 years. Baxter began functioning with a classified board following the annual meeting of stockholders in 1959, when by a nearly unanimous affirmative vote, the stockholders approved an amendment to Baxter's Bylaws to provide for the election of three classes of directors in staggered 3 year terms.

  The classified board provides enhanced continuity and stability in the Board's business strategies and policies. At all times, two-thirds of the di-rectors will have had prior experience and familiarity with Baxter's business and affairs. This enables the directors to build on past experience and plan for a reasonable period into the future. A classified board encourages long-term focus in the management of the business and affairs of the corporation. In addition to providing experienced directors, a staggered board helps the corporation attract and retain highly qualified individuals willing to commit the time and resources necessary to understand the corporation, its operations and its competitive environment. The Investor Responsibility Research Center recently reported that over 60% of corporations included in the S&P Index cur-rently have similar procedures for staggered elections of members of the Board of Directors.

  Board classification is further intended to give the corporation valuable protection against an unsolicited takeover unfavorable to stockholders. A classified board permits a more orderly process for directors to consider any and all alternatives to maximize stockholder value. The classified board is intended to encourage persons who may seek to acquire control of Baxter to initiate such action through negotiations with the Board. At least two meet-ings of stockholders would generally be required to replace a majority of the Board. By reducing the threat of an abrupt change in the composition of the entire Board, classification of directors provides the Board with an adequate opportunity to fulfill its duties to Baxter's stockholders to review any take-over proposal, study appropriate alternatives and achieve the best results for all stockholders.

  Adoption of this proposal would not automatically eliminate the classified board. Further action by the stockholders would be required to amend the Re-stated Certificate of Incorporation. An affirmative two-thirds vote of at least two-thirds of the holders of all securities of the corporation entitled to vote is required for repeal of the classified board provision, which is set forth in Article SIXTH of the Restated Certificate of Incorporation. Under Delaware law, an amendment to the Certificate of Incorporation requires a rec-ommendation from the Board of Directors prior to submission to stockholders. While the Board would consider such an amendment, it would do so consistent with its fiduciary duty to act in a manner it believes to be in the best in-terest of Baxter and its stockholders.

  For the reasons stated above, the Board of Directors recommends a vote AGAINST this proposal.

Minority Stockholder Proposals

Stockholder Proposal Relating to Redemption of Stock Purchase Rights--Proposal 6 on the Proxy Card

  Baxter has been informed that the following stockholder proposal will be presented for a vote at the 2000 Annual Meeting. The Board of Directors recom-mends a vote AGAINST this proposal; its reasons follow the stockholder's pro-posal and supporting statement.

Stockholder Proposal

  Baxter has been advised that UNITE! (Union of Needletrades, Industrial and Textile Employees, AFL-CIO, CLC) Eastern States Health and Welfare Fund of the Union of Needletrades, Industrial and Textile Employees, 2100 L Street N.W., Suite 210, Washington, D.C. 20037, beneficial owner of 10,400 shares of Baxter International Inc. common stock, will have the following resolution presented at the annual meeting:

  RESOLVED: The shareholders of Baxter International Inc. ("Company") request that the Board of Directors redeem the stock purchase rights issued December 9, 1998, unless said issuance is approved by the affirmative vote of a major-ity of the outstanding shares at a meeting of shareholders held as soon as practicable.

Stockholder's Statement Supporting the Proposed Resolution

  In December 1998, the Company's Board of Directors authorized the distribu-tion of preferred stock purchase rights ("right" or "rights") to replace the Company's previous Rights Agreement which was due to expire on March 22, 1999. These rights are a type of corporate anti-takeover device commonly known as a poison pill.

  Given the risks involved in the approaching spin-off of our Company's car-diovascular business, as well as our Company's heavy reliance on potentially unsteady foreign markets for sales, we do not believe that our Company should maintain its management and board- entrenching poison pill Rights Agreement without shareholder approval.

  Under the rights' terms, one right was issued for each outstanding share of the company's common stock. Each right entitles shareholders to purchase, un-der certain circumstances, one unit of a share of preferred stock for $275. The rights will be exercisable only if a person or group acquires 15 percent or more of the Company's common stock or commences a tender or exchange offer for 15 percent of more of the Company's stock.

  We believe the terms of the rights are designed to discourage or thwart an unwanted takeover of our Company. While management and the Board of Directors should have appropriate tools to ensure that all shareholders benefit from any proposal to buy the Company, we do not believe the future possibility of a takeover justifies the unilateral implementation of such a poison pill-type device. We believe shareholders should have the right to vote on the necessity of such a powerful tool that could be used to entrench existing management.

  Rights plans like ours have become increasingly unpopular in recent years. In 1999, a majority of shareholders at Bergen Brunswig, Georgia Pacific, Lubrizol, and Owens-Corning, among others, voted in favor of proposals asking management to redeem or repeal poison pills.

  The effects of poison pill rights plans on the trading value of companies' stock have been researched extensively. A 1986 study by the U.S. Securities and Exchange Commission's Office of the Chief Economist stated, "the stock-re-turns evidence suggest that the effect of poison pills to deter prospective hostile takeover bids outweighs the beneficial effects that might come from increased bargaining leverage of the target management." A 1992 study by Pro-fessor John Pound of Harvard University's Corporate Research Project and Lilli
A. Gordon of the Gordon Group found a correlation between high corporate per-formance and the absence of poison pills.

  In light of the debatable economic benefit of our preferred share rights and the undeniably

Minority Stockholder Proposals

undemocratic way in which they were assigned to shareholders, we believe these rights should lapse and not be extended, renewed or issued again without a shareholder vote.

  We urge shareholders to vote FOR this resolution.

Board of Directors' Statement Opposing Stockholder Resolution

  The Board believes that redemption of the stock purchase rights would not serve the best interests of Baxter and its stockholders. Accordingly, the Board recommends a vote AGAINST the proposed resolution for reasons explained below.

  Baxter's Board initially adopted a Shareholder Rights Agreement in March 1989. In November 1998, it adopted the 1999 Rights Agreement, which became ef-fective on March 20, 1999 when the earlier plan expired. The Board approved the 1999 Rights Agreement only after careful study of the global mergers and acquisitions market over the last ten years, including a breakdown on average premiums paid on globally-announced hostile takeovers. Statistical analysis of premiums paid to target companies with such stockholder rights plans versus those paid for corporations which did not have a stockholder rights plan, showed that those companies with plans received higher premiums. To Baxter's knowledge, more than 3,100 companies have stockholder rights plans, including 62% of the S&P 500 and more than half of the Fortune 100.

  The objective of the Board in adopting the Rights Agreement was, and contin-ues to be, the preservation and maximization of Baxter's value for all stock-holders. The Rights Agreement is not intended to prevent a takeover of Baxter or other business combination involving Baxter; it is intended to provide pro-tection from abusive and coercive tactics that frequently occur in takeover attempts. The Rights Agreement is designed to ensure that Baxter's stockhold-ers receive fair and equal treatment in the event of an unsolicited attempt to take over Baxter and to guard against partial tender offers and other abusive takeover tactics designed to gain control of Baxter without paying all of the stockholders the fair value of their shares. The Rights Agreement induces a bidder for Baxter to negotiate with the Board and thus strengthens the Board's bargaining position vis-a-vis such bidder.

  In addition, the Rights Agreement gives the Board a greater period of time within which it can properly evaluate an acquisition offer. The Board gains the opportunity and additional time to determine if an offer reflects the full value of Baxter and is fair to all stockholders, and if the offer is not fair, to reject the offer or to seek an alternative that is fair.

  Accordingly, the Rights Agreement does not interfere with any merger or business combination that is approved by the Board. The Board's fiduciary duty to the stockholders dictates that it evaluate the merits of each and every ac-quisition proposal presented to the Board and to seek to insure that any pro-posed business combination or acquisition delivers full value to the stock-holders. The adoption of the Rights Agreement was appropriately within the scope of responsibilities of the Board of Directors, acting on behalf of the stockholders and was in accord with the Board's responsibilities for the man-agement of Baxter's affairs and the issuance of securities. Under Delaware law, this action does not require stockholder approval.

  Redeeming the rights would remove an important tool that the Board now has for the protection of stockholders. The decision to redeem the rights should be made only by the Board in the context of a specific acquisition proposal. To do so in the absence of such a proposal at this time would be to deny Baxter's stockholders protection in the event of an unsolicited offer and, in the Board's view, potentially reduce the long-term value for all shareholders.

  Adoption of this proposal does not result in the automatic redemption of the existing stock

Minority Stockholder Proposals

purchase rights. Further action by the Board would be required to effect a re-demption. While the Board would consider such a redemption, it would do so consistent with its fiduciary duty to act in a manner it believes to be in the best interest of Baxter and its stockholders.

  For the reasons stated above, the Board of Directors recommends a vote AGAINST this proposal.

Stockholder Proposal Requesting Baxter to Prepare a Report Describing Baxter's Actions to Ensure that It Does Not Do Business with Foreign Suppliers Who Manufacture Items for Sale in the United States Using Child Labor--Proposal 7 on the Proxy Card

  Baxter has been informed that the following stockholder proposal will be presented for a vote at the 2000 Annual Meeting. The Board of Directors recom-mends a vote AGAINST this proposal; its reasons follow the stockholder's pro-posal and supporting statement.

Stockholder Proposal

  Baxter has been notified that SEIU National Industry Pension Fund, SEIU Mas-ter Trust, Attn. Tim Gray, 1313 L St., NW, Washington, D.C. 20005, beneficial owner of 37,200 shares of Baxter common stock, will have the following resolu-tion presented at the annual meeting:

  Resolved: The shareholders of the Company request the Board of Directors to prepare a report at reasonable expense describing the Company's actions to en-sure that it does not and will not do business with foreign suppliers who man-ufacture items for sale in the United States using child labor.

Stockholder's Statement Supporting the Proposed Resolution

  Baxter International is a global corporation and its international opera-tions and sourcing arrangements expose the company to a variety of risks. This proposal is designed, therefore, to help the Company investigate thoroughly its sourcing arrangements to ensure it is not a party to serious child labor violations in order to protect the Company's valuable public image and contin-ued business success. It is important to ensure that our company and all its subcontractors use an adult workforce properly trained in the production of the high quality products which our customers expect.

  The abuse of child labor has become an increasingly controversial issue in many of the nations where we do business. Concern about possible use of child labor to produce our company's products was heightened by reports from Paki-stan, where the International Labor Organization (ILO) found that in one major manufacturing center, the city of Sialkot, more than 7,000 of the 50,000 works employed in the surgical goods industry are children. The Washington Post re-ported that children as young as 8 are employed in Pakistan under dangerous conditions to manufacture surgical instruments for export to foreign coun-tries. Moreover, in November 1999 the United States Senate ratified the most recent ILO Convention that calls for the elimination of this type of child la-bor following President Clinton's address to the ILO on this issue.

  Reports on the use of child labor in the manufacturing of surgical goods and the public attention on this issue accompanying recent government initiatives represent an increasingly serious threat to our Company's public image and thus to our long term business success. For instance, it is of concern that one manufacturer of such goods in Sialkot, which has acknowledged the use of child labor, has reported publicly that it does business with Baxter. By help-ing our company clearly avoid doing business with suppliers who use child la-bor, the proposed report will protect our public image with customers in the U.S. and worldwide.

Minority Stockholder Proposals

Board of Directors' Statement Opposing Stockholder Resolution

  The Board believes that the preparation of a report describing Baxter's ac-tions to ensure that it does not do business with foreign suppliers who manu-facture items for sale in the United States using child labor, would not serve the best interests of Baxter and its stockholders. Accordingly, the Board rec-ommends a vote AGAINST the proposed resolution for reasons explained below.

  Baxter recognizes the importance of the issue of child labor, and appreci-ates its ethical and social responsibilities as a global corporation with in-ternational operations. For that reason, we have many rigorous policies, pro-cedures, standards and processes in place that ensure that we maintain our commitment to high ethical conduct and compliance with the law in all our business dealings, including our relationships with our many suppliers.

  Baxter does not have any direct or indirect manufacturing relationships with any Pakistani companies, nor does Baxter produce surgical instruments. There-fore, the practices described above by the stockholder and in the referenced Washington Post article do not involve Baxter or suppliers to Baxter.

  Nevertheless, as stated above, we recognize the importance, as both an ethi-cal and a business responsibility, of obtaining assurances that the products Baxter sells are manufactured in accordance with all applicable laws and that the rights and welfare of workers around the world are respected. Certainly, that is the case with all Baxter facilities. To ensure that suppliers are op-erating in a manner consistent with our standards, Baxter has a number of sup-plier qualification and monitoring programs in place:

  . Suppliers are provided with, and expected to comply with, Baxter's Supplier Quality Standard, which details requirements for doing business with Baxter.

  . Baxter's purchase orders state that the supplier must assure that the products manufactured for Baxter are in compliance with applicable regulatory and U.S. laws.

  . Baxter's supplier qualification and monitoring programs are designed to gather pertinent information from the supplier regarding its business and manufacturing processes. These programs encompass extensive questionnaires and/or on-site visits. Information from these sources is then evaluated to ensure that our suppliers operate in a manner consistent with Baxter's policies and regulatory standards.

  . Our Corporate Purchasing Guidelines Manual provides direction to Baxter's purchasing personnel worldwide, and includes guidelines for supplier labor practices.

  Baxter believes that its ongoing programs address the concerns raised by the stockholder, rendering further expenditure of valuable time and resources un-necessary. As the above reflects, we are committed to assuring that our sup-pliers treat their employees properly, and we are confident that the programs described above ensure that Baxter's suppliers are operating in full compli-ance with not only good manufacturing practices and regulatory standards, but also Baxter's standards of conduct.

  Accordingly, the Board of Directors recommends a vote AGAINST this proposal.

Other Information

Attending the Annual Meeting

  The Annual Meeting will take place at the Drury Lane Theatre in Oakbrook Terrace, Illinois. A map showing the meeting location appears at the end of this proxy statement.

  Admittance to the meeting will be limited to stockholders eligible to vote or their authorized representatives. If you plan to attend the Annual Meeting, simply indicate your intention by marking the designated box on the proxy card, or by following the instructions provided when you vote through the Internet or by telephone. Stockholders who wish to attend the Annual Meeting but do not wish to vote by proxy prior to the meeting may register at the door. Beneficial owners holding shares through a broker, bank, or other nominee, will be admitted upon proof of ownership.

Reducing Mailing Expenses

  Duplicates: If you received more than one copy of the 1999 Annual Report to Stockholders at the same address and you wish to reduce the number you receive, we will discontinue the mailing of the annual report on the accounts you select if you mark the designated box on the appropriate proxy card(s), or follow the instructions provided when you vote through the Internet or by telephone. At least one account at your address must continue to receive the annual report, unless you elect to view future documents through the Internet.

  Electronic Delivery: If you wish to view future proxy materials and annual reports over the Internet instead of receiving copies in the mail, follow the instructions provided when you vote through the Internet. You may contact us at http://www.eproxyvote.com/bax during the proxy voting period. If you vote by telephone, you will not have the option to elect electronic delivery while voting. A registered stockholder may choose electronic delivery at any time during the year by accessing the site directly at http://www.econsent.com/bax and enrolling. If you elect electronic delivery, we will discontinue mailing the proxy materials and annual reports to you next year and send you an e-mail message notifying you of the Internet address or addresses where you may access the proxy materials and annual report.

Cost of Proxy Solicitation

  Baxter will bear the costs of soliciting proxies. Copies of proxy solicitation materials will be mailed to all stockholders, and employees of Baxter may communicate with stockholders to solicit their proxies. Banks, brokers and others holding stock in their names, or in the names of nominees, may request and forward copies of the proxy solicitation material to beneficial owners and seek authority for execution of proxies, and Baxter will reimburse them for their expenses in doing so at the rates approved by the New York Stock Exchange.

  In addition, Baxter has retained D.F. King & Co., Inc., 77 Water Street, New York, New York 10005 to assist in the distribution and solicitation of proxies. Baxter has agreed to pay D.F. King & Co., Inc. a fee of $10,000 plus expenses for these services.

Other Information

Future Stockholder Proposals and Nominations

  Any stockholder who intends to present a proposal at Baxter's annual meeting to be held in 2001, and who wishes to have a proposal included in Baxter's proxy statement for that meeting, must deliver the proposal to the Corporate Secretary. All proposals must be received by the Corporate Secretary no later than November 25, 2000 and must satisfy the rules and regulations of the Securities and Exchange Commission to be eligible for inclusion in the proxy statement for that meeting.

  Stockholders may present proposals that are proper subjects for consideration at an annual meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, the stockholder must comply with the procedures specified by Baxter's bylaws. The bylaws, which are available upon request from the Corporate Secretary, require all stockholders who intend to make proposals at an annual stockholders meeting to submit their proposals to the Corporate Secretary not fewer than 60 and not more than 90 days before the anniversary date of the previous year's annual meeting.

  The bylaws also provide that nominations for director may only be made by the Board of Directors (or an authorized board committee) or by a stockholder entitled to vote who sends notice to the Corporate Secretary not fewer than 60 nor more than 90 days before the anniversary date of the previous year's annual meeting.

  To be eligible for consideration at the 2001 annual meeting, proposals which have not been submitted by the deadline for inclusion in the proxy statement and any nominations for director must be received by the Corporate Secretary between February 1 and March 3, 2001. This advance notice period is intended to allow all stockholders to have an opportunity to consider all business and nominees expected to be considered at the meeting.

  All submissions to, or requests from, the Corporate Secretary should be made to Baxter's principal executive offices at One Baxter Parkway, Deerfield, Illinois 60015.

By order of the Board of Directors,


Jan Stern Reed
Corporate Secretary

Deerfield, Illinois
March 24, 2000

Other Information

                                                                      EXHIBIT A

                           BAXTER INTERNATIONAL INC.
                      2000 INCENTIVE COMPENSATION PROGRAM

 1. Purpose. The purpose of the Baxter International Inc. 2000 Incentive Compensation Program ("Program") is to increase stockholder value and to advance the interests of Baxter International Inc. ("Baxter") and its subsidiaries (collectively, the "Company") by providing a variety of economic incentives designed to attract, retain and motivate directors, officers, other employees, consultants, independent contractors and agents. As used in this Program, the term "subsidiary" means any business, whether or not incorporated, in which Baxter has a direct or indirect ownership interest.

 2.  Administration.

 2.1 Administration by Committee. The Program shall be administered by the Compensation Committee of the Baxter Board of Directors ("Committee"), which shall consist of two or more non-employee directors within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended ("Exchange Act") who also qualify as outside directors within the meaning of Section 162(m) and the related regulations under the Internal Revenue Code of 1986, as amended, except as otherwise determined by the Board of Directors. The Board of Directors may also exercise any or all authority otherwise delegated to the Committee under the terms of the Program with respect to the grant or administration of incentives.

 2.2 Authority. Subject to the provisions of the Program, the Committee shall have the authority to (a) interpret the provisions of the Program, and prescribe, amend, and rescind rules and procedures relating to the Program, (b) grant incentives under the Program, in such forms and amounts and subject to such terms and conditions as it deems appropriate, including, without limitation, incentives which are made in combination with or in tandem with other incentives (whether or not contemporaneously granted) or compensation or in lieu of current or deferred compensation,
     (c) modify the terms of, cancel and reissue, or repurchase outstanding incentives, subject to subsection 11.9(b), (d) prescribe the form of agreement, certificate or other instrument evidencing any incentive under the Program, (e) correct any defect or omission and reconcile any inconsistency in the Program or in any incentive hereunder, and (f) make all other determinations and take all other actions as it deems necessary or desirable for the administration of the Program; provided, however, that in no event shall the Committee cancel any outstanding stock option for the purpose of reissuing an option to the option holder at a lower exercise price. The determination of the Committee on matters within its authority shall be conclusive and binding on the Company and all other persons. The Committee shall comply with all applicable law in administering the Plan.

 3. Participation. Subject to the terms and conditions of the Program, the Committee shall determine and designate from time to time the directors (including non-employee directors), officers and other employees of the Company, persons expected to become directors, officers and other employees, consultants, independent contractors and agents of the Company who shall receive incentives under the Program ("Participants"). All employees of the Company are eligible to receive incentives under the Program. Participation, the grant of incentives and any related performance goals for persons subject to section 16(a) of the Exchange Act must be

Other Information

    approved by the Committee. The Committee's authority with respect to participation, the grant of incentives and related performance objectives for others (persons not subject to section 16(a)) may be delegated. For purposes of the Program, references to employment shall also mean service as a director of Baxter as well as an agency or independent contractor relationship.

 4. Shares Subject to the Program.

 4.1 Number of Shares Reserved. Shares of common stock, $1.00 par value, of Baxter ("Common Stock") shall be available for incentives under the Program. To the extent provided by resolution of the Baxter Board of Directors, such shares may be uncertificated. Subject to adjustment in accordance with subsections 4.3 and 4.4, the aggregate number of shares of Common Stock available for incentives under the Program shall be 10,000,000 shares.

 4.2 Type of Common Stock. Common Stock issued under the Program in connection with Stock Options and Performance Shares may be authorized and unissued shares or issued shares held as treasury shares. Common Stock issued under the Program in connection with Restricted Stock or Stock Awards shall be issued shares held as treasury shares; provided, however, that authorized and unissued shares may be issued in connection with Restricted Stock or Stock Awards to the extent that the Committee determines that past services of the Participant constitute adequate consideration for at least the par value thereof.

 4.3 Reusage of Shares.

   (a) In the event of the exercise or termination (by reason of forfeiture, expiration, cancellation, surrender or otherwise) of any incentive under the Program, that number of shares of Common Stock that was subject to the incentive but not delivered shall again be available for incentives under the Program.

   (b) In the event that shares of Common Stock are delivered under the Program as Restricted Stock or pursuant to a Stock Award and are thereafter forfeited or reacquired by the Company pursuant to rights reserved upon the award thereof, such forfeited or reacquired shares shall again be available for incentives under the Program.

   (c) Notwithstanding the provisions of paragraphs (a) or (b), the following shares of Common Stock shall not be available for reissuance under the
       Program: (1) shares which are withheld from any award or payment under the Program to satisfy tax withholding obligations (as described in subsection 11.5(e)); (2) shares which are surrendered to fulfill tax obligations (as described in subsection 11.5(e)); and (3) shares which are surrendered in payment of the Option Price (as defined in subsection 5.1) upon the exercise of a Stock Option.

 4.4 Adjustments to Shares Reserved. In the event of any merger, consolidation, reorganization, recapitalization, spinoff, stock dividend, stock split, reverse stock split, exchange, or other distribution with respect to shares of Common Stock or other change in the corporate structure or capitalization affecting the Common Stock, the type and number of shares of stock which are or may be subject to incentives under the Program, the terms of any outstanding incentives (including the price at which shares of stock may be issued pursuant to an outstanding incentive) and the limitations set forth in Sections 5.1, 6, 7.1, and 8.1 shall be equitably adjusted by the Committee, in its sole discretion, to preserve the value of incentives awarded or to be awarded to Participants under the Program.

Other Information

 5.Stock Options.

 5.1 Awards. Subject to the terms and conditions of the Program, the Committee shall designate the employees to whom options to purchase shares of Common Stock ("Stock Options") are to be awarded under the Program and shall determine the number, type, and terms of the Stock Options to be awarded to each of them. Stock Option awards are subject to the following specific limitations. Each Stock Option shall expire on the earlier of the date provided by the option terms or the date which is 10 years and one day after the date of grant. The option price per share ("Option Price") for any Stock Option awarded shall not be less than the greater of par value or the Fair Market Value of a share of Common Stock on the date the Stock Option is awarded. Each Stock Option awarded under the Program shall be a "nonqualified stock option" for tax purposes unless the Stock Option satisfies all of the requirements of section 422 of the Internal Revenue Code of 1986, as amended, and the Committee designates such Stock Option as an "Incentive Stock Option". No person shall receive, in any calendar year, Stock Options which, in the aggregate, represent more than 500,000 shares of Common Stock, subject to adjustment as set forth in Section 4.4.

 5.2 Manner of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice to Baxter prior to the date on which the Stock Option expires; provided, however, that a Stock Option may only be exercised with respect to whole shares of Common Stock. Such notice shall specify the number of shares of Common Stock to be purchased and shall be accompanied by payment of the Option Price for such shares in such form and manner as the Committee may from time to time approve, provided, however, that shares of Common Stock may not be used to pay any portion of the Option Price unless such shares are shares of Common Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and which such holder either (i) has held for at least six months or (ii) has purchased on the open market. The Committee may establish attestation procedures to be used in lieu of the actual delivery of shares in payment of the Option Price.

 5.3 Substitution of Cash. Notwithstanding any provision in this Program to the contrary, or any provision in any agreement evidencing a Stock Option awarded hereunder to the contrary, in the event of a Change in Control pursuant to paragraph (1) or (2) of subsection 11.10, or in the event of a Change in Control pursuant to paragraph (3) or (4) of subsection 11.10 in connection with which the holders of Common Stock receive consideration other than shares of common stock that are registered under
     Section 12 of the Exchange Act, the Committee shall have the authority to require that any outstanding Stock Option be surrendered to the Company by the holder thereof for cancellation by the Company, and the holder thereof shall receive, within ten days of the occurrence of such Change in Control, a cash payment from the Company in an amount equal to the number of shares of Common Stock then subject to such Stock Option, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to stockholders of Baxter in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the purchase price per share of Common Stock subject to the Stock Option.

 6. Stock Awards. Subject to the terms and conditions of the Program, the Committee shall designate the employees who shall be awarded shares of Common Stock without restrictions ("Stock Awards"), under the Program and shall determine the number and terms of the Stock Awards to be awarded to each of them. Stock Awards are subject to the following specific

Other Information

    limitations. No person subject to section 16(a) of the Exchange Act may receive a Stock Award, and no person eligible to receive a Stock Award may receive a Stock Award representing more than 2,500 shares of Common Stock in any calendar year, subject to adjustment as set forth in Section 4.4.

 7. Restricted Stock.

 7.1 Awards. Subject to the terms and conditions of the Program, the Committee shall designate the employees to whom shares of Common Stock, subject to restrictions ("Restricted Stock"), shall be awarded under the Program and determine the number of shares and the terms and conditions of each such award. Each Restricted Stock award shall entitle the Participant to receive shares of Common Stock upon the terms and conditions specified by the Committee and subject to the following provisions of this Section 7 and the provisions of Section 10, and no person eligible to receive Restricted Stock may receive more than 50,000 shares in any calendar year, subject to adjustment as set forth in Section 4.4.

 7.2 Restrictions. All shares of Restricted Stock transferred or sold hereunder shall be subject to such restrictions as the Committee may determine, including, without limitation, any or all of the following:

   (a) a required period of employment with the Company, as determined by the Committee, prior to the vesting of the shares of Restricted Stock;

   (b) a prohibition against the sale, assignment, transfer, pledge, hypothecation or other encumbrance of the shares of Restricted Stock for a specified period as determined by the Committee;

   (c) a requirement that the holder of shares of Restricted Stock forfeit (or in the case of shares sold to a Participant, resell to the Company at his or her cost) all or a part of such shares in the event of termination of his or her employment during any period in which such shares are subject to restrictions; or

   (d) a prohibition against employment of the holder of such Restricted Stock by any competitor of the Company or against such holder's dissemination of any secret or confidential information belonging to the Company.

   All restrictions on shares of Restricted Stock awarded pursuant to the Program shall expire at such time or times as the Committee shall specify.

 7.3 Registration of Shares. Shares of Restricted Stock awarded pursuant to the Program shall be registered in the name of the Participant and, if such shares are certificated, in the discretion of the Committee, may be deposited in a bank designated by the Committee or with Baxter. The Committee may require a stock power endorsed in blank with respect to shares of Restricted Stock whether or not certificated.

 7.4 Stockholder Rights. Subject to the terms and conditions of the Program, during any period in which shares of Restricted Stock are subject to forfeiture or restrictions on transfer, each Participant who has been awarded shares of Restricted Stock shall have such rights of a stockholder with respect to such shares as the Committee may designate at the time of the award, including the right to vote such shares and the right to receive all dividends paid on such shares. Unless otherwise provided by the Committee, stock dividends or non-cash dividends

Other Information

    and, except as otherwise provided by subsection 11.10, any other securities distributed with respect to Restricted Stock shall be restricted to the same extent and subject to the same terms and conditions as the Restricted Stock to which they are attributable.

 7.5 Lapse of Restrictions. Subject to the terms and conditions of the Program, at the end of any time period during which the shares of Restricted Stock are subject to forfeiture or restrictions on transfer, such shares will be delivered free of all restrictions to the Participant (or to the Participant's legal representative, beneficiary or heir).

 7.6 Substitution of Cash. The Committee may, in its sole discretion, substitute cash equal to the Fair Market Value (determined as of the date of the distribution) of shares of Common Stock otherwise required to be distributed to a Participant in accordance with this Section 7.

 8. Performance Shares.

 8.1 Awards. A performance share is an award which shall be paid in shares of Common Stock, as described below. Subject to the terms and conditions of the Program, the Committee shall designate the employees to whom Performance Shares are to be awarded in accordance with this Section 8 and the number of shares subject to the award and the terms and conditions of such awards. No person eligible for a Performance Share Award shall receive more than 50,000 shares in any calendar year, subject to adjustment as set forth in Section 4.4. Each Performance Share awarded pursuant to this Section 8 shall entitle the Participant to a payment in the form of one share of Common Stock upon the attainment of such performance goals and other terms and conditions as may be specified by the Committee.

 8.2 No Adjustments. Except as otherwise provided by the Committee, no adjustment shall be made in Performance Shares awarded on account of cash dividends which may be paid or other rights which may be provided to the holders of Common Stock prior to the end of any period for which performance goals were established.

 8.3 Substitution of Cash. The Committee may, in its sole discretion, substitute cash equal to the Fair Market Value (determined as of the date of the issuance) of shares of Common Stock otherwise required to be issued to a Participant in accordance with this Section 8.

 9. Other incentives. In addition to the incentives described in Sections 5 through 8 above and subject to the terms and conditions of the Program, the Committee may grant other incentives ("Other Incentives"), payable in cash or in kind, under the Program as it determines to be in the best interest of the Company.

10. Performance Goals and Application of Tax Deduction Limitations. Compensation attributable to a Stock Option awarded to a Participant is intended to satisfy the requirements of the exception for qualified performance-based compensation within the meaning of section 162(m) and the related regulations under the Internal Revenue Code of 1986, as amended. All awards of Restricted Stock, Performance Shares, and Other Incentives under the Program, to persons subject to section 16(a) of the Exchange Act, shall be made subject to the attainment of performance goals relating to one or more of the business criteria within the meaning of section 162(m) identified above, including but not limited to, stock price, market share, sales, earnings per share, return on equity, costs, and cash flow, as determined by the Committee from time to time.

Other Information

11.  General.

11.1 Effective Date. The Program will become effective upon its approval by the affirmative vote of the holders of a majority of the voting stock of Baxter present in person or represented by proxy and entitled to vote thereon at a meeting of Baxter's stockholders. Unless approved within one year after the date of the Program's adoption by the Board of Directors, the Program shall not be effective for any purpose. Prior to the approval of the Program by Baxter's stockholders, the Committee may award incentives, but if such approval is not received in the specified period, then such awards shall be of no effect.

11.2 Duration. The Program shall remain in effect until all incentives granted under the Program have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated in accordance with the terms of the Program or the incentive and until all restrictions imposed on shares of Common Stock issued under the Program have lapsed. No incentive may be granted under the Program after the tenth anniversary of the date the Program is approved by Baxter's stockholders.

11.3 Non-transferability of Incentives. No share of Restricted Stock, Performance Share, or Other Incentive under the Program may be transferred, pledged, or assigned by the holder thereof (except, in the event of the holder's death, by will or the laws of descent and distribution to the limited extent provided in the Program or in the terms of the incentive), and the Company shall not be required to recognize any attempted assignment of such rights by any Participant. Stock Options may be transferred by the holder thereof to the limited extent authorized by rules and procedures established by the Committee from time to time.

11.4 Effect of Termination of Employment or Death. If a Participant ceases to be an employee of the Company for any reason, including death, any incentives then outstanding may be exercised or shall expire in accordance with the terms of the incentive.

11.5 Compliance with Applicable Law and Withholding.

   (a) Notwithstanding any other provision of the Program, Baxter shall have no obligation to issue any shares of Common Stock under the Program if such issuance would violate any applicable law or any applicable regulation or requirement of any securities exchange or similar entity.

   (b) Prior to the issuance of any shares of Common Stock under the Program, Baxter or the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares and that the recipient will not dispose of them in violation of the registration requirements of the Securities Act of 1933.

   (c) With respect to any person who is subject to section 16(a) of the Exchange Act, the Committee may, at any time, add such conditions and limitations to any incentive or payment under the Program or implement procedures for the administration of the Program which it deems necessary or desirable to comply with the requirements of Rule 16b-3 of the Exchange Act.

   (d) If, at any time, Baxter, in its sole discretion, determines that the listing, registration, or qualification (or any updating of any such document) of any type of incentive, or the shares

Other Information

      of Common Stock issuable pursuant thereto, is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, any incentive, the issuance of shares of Common Stock pursuant to any incentive, or the removal of any restrictions imposed on shares subject to an incentive, such incentive shall not be granted and the shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to Baxter.

   (e) All incentives and payments under the Program are subject to withholding of all applicable taxes and the Company shall have the right to withhold from any award under the Program or to collect as a condition of any payment under the Program, as applicable, any taxes required by law to be withheld. To the extent provided by the Committee, a Participant may elect to have any distribution, or a portion thereof, otherwise required to be made under the Program to be withheld or to surrender to the Company previously owned shares of Common Stock to fulfill any tax withholding obligation.

11.6 No Continued Employment. The Program does not constitute a contract of employment or continued service, and participation in the Program will not give any employee or Participant the right to be retained in the employ of the Company or the right to continue as a director of the Company or any right or claim to any benefit under the Program unless such right or claim has specifically accrued under the terms of the Program or the terms of any incentive under the Program.

11.7 Treatment as a Stockholder. No incentive granted to a Participant under the Program shall create any rights in such Participant as a stockholder of Baxter until shares of Common Stock related to the incentive are registered in the name of the Participant.

11.8 Deferral Permitted. Payment of cash to a Participant or distribution of any shares of Common Stock to which a Participant is entitled under any incentive shall be made as provided in the terms of the incentive. Payment may be deferred at the request of the Participant to the extent provided in the incentive.

11.9 Amendment of the Program. The Board may, at any time and in any manner, amend, suspend, or terminate the Program or any incentive outstanding under the Program; provided, however, that no such amendment or discontinuance shall:

   (a) be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange or automated quotation system upon which the Common Stock is listed or quoted;

   (b) alter or impair the rights of Participants with respect to incentives previously made under the Program without the consent of the holder thereof; or

   (c) make any change that would disqualify awards made under the Program, intended to be so qualified, from the exemption provided by Rule 16b-3 of the Exchange Act.

11.10 Acceleration of Incentives. Notwithstanding any provision in this Program to the contrary or the normal terms of vesting in any incentive,
      (a) the restrictions on all shares of Restricted Stock

Other Information

    awarded shall lapse immediately, (b) all outstanding Stock Options will become exercisable immediately, and (c) all performance goals shall be deemed to be met and payment made immediately if a Change in Control occurs. For purposes of this Program, a "Change in Control" shall have occurred if:

   (1) any "Person", as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than Baxter, any corporation owned, directly or indirectly, by the stockholders of Baxter in substantially the same proportions as their ownership of stock of Baxter, and any trustee or other fiduciary holding securities under an employee benefit plan of Baxter or such proportionately owned corporation), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Baxter representing 30% or more of the combined voting power of Baxter's then outstanding securities;

   (2) during any period of not more than 24 months, individuals who at the beginning of such period constitute the Board of Directors of Baxter, and any new director (other than a director designated by a Person who has entered into an agreement with Baxter to effect a transaction described in paragraph (1), (3) or (4) of this subsection 11.10) whose election by the board or nomination for election by Baxter's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

   (3) a merger or consolidation of Baxter with any other corporation shall be consummated, other than (A) a merger or consolidation which would result in the voting securities of Baxter outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 60% of the combined voting power of the voting securities of Baxter or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of Baxter (or similar transaction) in which no Person acquires more than 30% of the combined voting power of Baxter's then outstanding securities; or

   (4) a plan of complete liquidation or dissolution of Baxter or an agreement for the sale or disposition by Baxter of all or substantially all of Baxter's assets (or any transaction having a similar effect) shall be consummated.

11.11 Definition of Fair Market Value. Except as otherwise determined by the Committee, the "Fair Market Value" of a share of Common Stock as of any date shall be equal to the closing sale price of a share of Common Stock as reported on The National Association of Securities Dealers' New York Stock Exchange Composite Reporting Tape (or if the Common Stock is not traded on the New York Stock Exchange, the closing sale price on the exchange on which it is traded or as reported by an applicable automated quotation system) ("Composite Tape") on the applicable date or, if no sales of Common Stock are reported on such date, the closing sale price of a share of Common Stock on the date the Common Stock was last reported on the Composite Tape (or such other exchange or automated quotation system, if applicable).

Other Information

Directions to the Annual Meeting

map

From downtown Chicago                    From O'Hare Airport
Take I-290 West to I-88 West,            Take I-190 East to I-294 South,
Immediately after you pay the first      Take I-294 South to I-88 West,
toll on I-88, exit at Cermak Road        Immediately after you pay the first
sign, which exits onto Spring Road,      toll on I-88, exit at Cermak Road
Proceed straight at stop light on        sign, which exits onto Spring Road,
Spring Road,                             Proceed straight at stop light on
You will then pass through two stop      Spring Road,
lights and will pass the Hyatt on        You will then pass through two stop
your right,                              lights and will pass the Hyatt on
After the second stop light, turn        your right,
right onto Drury Lane,                   After the second stop light, turn
Turn left at Drury Lane Entrance         right onto Drury Lane,
sign.                                    Turn left at Drury Lane Entrance
                                         sign.

From the Western suburbs

Take I-88 East, exit at Midwest          From Baxter Corporate Headquarters in
Road,                                    Deerfield
After paying toll, turn right at         Take I-294 South to I-88 West,
stop light onto Midwest Road,            Immediately after you pay the first
Turn right at stop light onto 22nd       toll on I-88, exit at
Street,                                  Cermak Road sign, which exits onto
Turn left at stop light onto Route       Spring Road,
83 (Kingery Highway),                    Proceed straight at stop light on
Proceed straight on Route 83 (past       Spring Road,
Oak Brook Shopping Center) to            You will then pass through two stop
Butterfield/Roosevelt Road,              lights and will pass
Exit to right onto                       the Hyatt on your right,
Butterfield/Roosevelt Road and           After the second stop light, turn
proceed to Drury Lane (South),           right onto Drury Lane,
Turn right at Drury Lane Entrance        Turn left to the Drury Lane Entrance
sign.                                    sign.

[X] Please mark your                                                        8552
    votes as in this
    example.


This proxy, when properly executed, will be voted in the manner directed herein. If no directions are given, this proxy will be voted FOR election of directors, FOR proposals 2 and 3, and AGAINST proposals 4, 5, 6 and 7.

--------------------------------------------------------------------------------
The Board of Directors recommends a vote FOR proposals 1, 2 and 3.
--------------------------------------------------------------------------------
                                                         FOR    WITHHOLD
1. Election of Directors (See Reverse).                  [_]      [_]

For, except vote withheld from the following nominee(s):

---------------------------------------------------------------------
                                                FOR    AGAINST   ABSTAIN
2. Ratification of independent accountants.     [_]      [_]       [_]

3. Adoption of Baxter's 2000 Incentive
   Compensation Program.                        [_]      [_]       [_]

--------------------------------------------------------------------------------
The Board of Directors recommends a vote AGAINST proposals 4, 5, 6 and 7.
--------------------------------------------------------------------------------
                                                FOR    AGAINST   ABSTAIN
4. Proposal relating to cumulative voting in
   the election of directors.                   [_]      [_]       [_]

5. Proposal relating to declassification of
   the board of directors.                      [_]      [_]       [_]

6. Proposal relating to redemption of stock
   purchase rights.                             [_]      [_]       [_]

7. Proposal relating to preparation of a
   report on foreign suppliers' child labor
   practices.                                   [_]      [_]       [_]
--------------------------------------------------------------------------------

Mark the box if you have more than one account and want to discontinue receiving
multiple copies of future annual reports.                          [_]

Mark the box if you want your votes treated as confidential.       [_]

Mark the box if you will attend the Annual Meeting.                [_]


SIGNATURE(S)                                               DATE
            -----------------------------------------------    ------------
The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment thereof.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------
                           . Fold and Detach Here .


Baxter encourages you to take advantage of several convenient ways to vote your shares on the matters to be covered at the 2000 Annual Meeting of Stockholders. Please take the opportunity to use one of the three voting methods outlined below to cast your ballot. If you vote through the Internet or by telephone, use the voter control number printed in the box above, just below the perforation. Your vote authorizes the named proxies to act in the same manner as if you marked, signed, dated and returned the proxy card.

1. Vote through the Internet. Log on to the Internet and go to the web site http://www.eproxyvote.com/bax. Internet voting is available 24 hours a day, 7 days a week until 24 hours prior to the Annual Meeting. Have this proxy card in hand when you log on and follow the step-by-step instructions provided on the screen.

2. Vote by phone. United States and Canadian stockholders may call 1-877-PRX-Vote (1-877-779-8683) from any touch-tone telephone. Stockholders in other countries may call 201-536-8073. Telephone voting is available 24 hours a day, 7 days a week until the Annual Meeting begins. Have your proxy card in hand when you call. To vote in accordance with the recommendations of the Board of Directors on ALL proposals, press 1. Your vote will be confirmed and cast as directed and the call will end. If you wish to vote on each proposal separately, press 2.

3. Vote by mail. Mark, sign and date your proxy card (above) and return it in the postage-paid envelope herein provided or otherwise return it to Baxter, P.O. Box 8616, Edison, New Jersey 08818-8616.

                           Thank You For Your Vote

                           [BAXTER LOGO]
                           Baxter International Inc.
                           One Baxter Parkway
                           Deerfield, Illinois 60015-4633

PROXY

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - MAY 2, 2000
Solicited by the Board of Directors of Baxter International Inc.

The undersigned hereby appoint(s) Harry M. Jansen Kraemer, Jr. and Thomas J. Sabatino, Jr., and each of them, as proxyholders, with the powers the undersigned would possess if personally present and with full power of substitution, to vote all shares of common stock of the undersigned in Baxter International Inc. (including shares credited to the Dividend Reinvestment Plan and the Employee Stock Purchase Plan) at the Annual Meeting of Stockholders to be held on May 2, 2000, and at any adjournment thereof, upon all subjects that may properly come before the meeting, subject to any directions indicated on the reverse side of this card. If no directions are given, the proxyholders will vote: for the election of the four nominees for director listed hereon; in accordance with the Board of Directors' recommendations on the matters listed on the reverse side of this card; and at their discretion on any other matter that may properly come before the meeting.

----------------------------------
  Election of Directors, Nominees:               Comments/Change of Address
  01 Walter E. Boomer
  02 John W. Colloton                            -------------------------------
  03 Susan Crown
  04 Brian D. Finn                               -------------------------------
----------------------------------
                                                 -------------------------------

                                                 -------------------------------

                                                 -------------------------------

To vote through the Internet or by telephone, please see the instructions on the reverse side of this card. To vote by mail, please sign and date this card on the reverse and mail promptly in the enclosed postage-paid envelope.

                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------
--------------------------------------------------------------------------------
                           . Fold and Detach Here .


              ELECTRONIC DISSEMINATION OF FUTURE PROXY MATERIALS

If you wish to access future proxy materials and the annual report via the Internet instead of receiving copies in the mail, please follow the directions below.

If you elect to vote via the Internet at http://www.eproxyvote.com/bax, a link to the site during the 2000 proxy voting period will enable you to enroll for the electronic dissemination of next year's proxy material.

Any registered stockholder may elect the electronic dissemination of next year's proxy material at any time during the year by enrolling at http://www.econsent.com/bax.